EXHIBIT 4.228

MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT (GROUP VII)

dated as of October 28, 2010

among

RENTAL CAR FINANCE CORP.
as Lessor,

DTG OPERATIONS, INC.,
as Lessee and Servicer,

and those Permitted Lessees
from time to time
becoming Lessees and Servicers hereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
as Guarantor and Master Servicer

AS SET FORTH IN SECTION 21 HEREOF, LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) ALL OF LESSOR’S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE.  TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART NO. 1, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

[THIS IS NOT THE ORIGINAL EXECUTED COUNTERPART NO. 1]
[THIS IS THE ORIGINAL EXECUTED  COUNTERPART NO. 1
(IF BEARING ORIGINAL SIGNATURES)]

TABLE OF CONTENTS

Page

SECTION 1.	CERTAIN DEFINITIONS.	1

1.1	Certain Definitions	1
1.2	Accounting and Financial Determinations	2
1.3	Cross References; Headings	2
1.4	Interpretation	2

SECTION 2.	GENERAL AGREEMENT	3

2.1	Leasing of Vehicles	3
2.2	Right of Lessees to Act as Lessor’s Agent	4
2.3	Payment of Purchase Price by Lessor	4
2.4	Non-liability of Lessor	5

SECTION 3.	TERM.	5

3.1	Vehicle Lease Commencement Date	5
3.2	Lease Commencement Date; Lease Expiration Date	6

SECTION 4.	CONDITIONS PRECEDENT.	6

4.1	Conditions to Each Lease of Vehicles	6
4.2	Additional Conditions to Leases of Refinanced Vehicles	7

SECTION 5.	RENT AND CHARGES	8

5.1	Payment of Rent	8
5.2	Payment of Availability Payment	8
5.3	Payment of Monthly Supplemental Payments	8
5.4	Payment of Termination Payments, Casualty Payments, and Late Return Payments	8
5.5	Late Payment	9
5.6	Allocation of Rent and Charges	9

SECTION 6.	INSURANCE.	9

6.1	Fleet Insurance	9
6.2	Information	9

SECTION 7.	CASUALTY OBLIGATION	9

SECTION 8.	VEHICLE USE	10

SECTION 9.	REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES	11

i

Page

SECTION 10.	MAINTENANCE AND REPAIRS	11

SECTION 11.	VEHICLE WARRANTIES	12

SECTION 12.	VEHICLE USAGE REQUIREMENTS AND DISPOSITION	12

12.1	Usage	12
12.2	Disposition Procedure	12
12.3	Termination Payments	12

SECTION 13.	LATE RETURN PAYMENTS	13

SECTION 14.	REDESIGNATION OF VEHICLES	13

SECTION 15.	GENERAL INDEMNITY	14

15.1	Indemnity of the Lessor	14
15.2	Indemnification of the Trustee	16
15.3	Reimbursement Obligation by the Lessees	16
15.4	Notice to Lessee of Claims	16
15.5	Defense of Claims	16

SECTION 16.	ASSIGNMENT	17

SECTION 17.	DEFAULT AND REMEDIES THEREFOR	17

17.1	Lease Events of Default	17
17.2	Effect of Lease Event of Default	18
17.3	Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default	19
17.4	Certain Rights Upon Liquidation Event of Default, Limited Liquidation Event of Default, Manufacturer Event of Default and Non-Performance of Certain Covenants.	20
17.5	Measure of Damages	21
17.6	Application of Proceeds	22
17.7	Servicer Default	22

SECTION 18.	MANUFACTURER EVENTS OF DEFAULT	23

SECTION 19.	CERTIFICATION OF TRADE OR BUSINESS USE	25

SECTION 20.	SURVIVAL	25

SECTION 21.	RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE	26

SECTION 22.	MODIFICATION AND SEVERABILITY	27

SECTION 23.	CERTAIN REPRESENTATIONS AND WARRANTIES	28

Page

23.1	Due Incorporation, Authorization, No Conflicts, Etc.	28
23.2	Financial Information; Financial Condition	28
23.3	Litigation	28
23.4	Liens	29
23.5	Necessary Actions	29
23.6	Employee Benefit Plans	29
23.7	Investment Company Act	30
23.8	Regulations T, U and X	30
23.9	Business Locations; Trade Names; Principal Places of Business Locations	30
23.10	Taxes	30
23.11	Governmental Authorization	30
23.12	Compliance with Laws	30
23.13	Eligible Vehicles; Eligible Franchisees	31
23.14	Supplemental Documents True and Correct	31
23.15	Accuracy of Information	31

SECTION 24.	CERTAIN AFFIRMATIVE COVENANTS	31

24.1	Corporate Existence; Foreign Qualification	31
24.2	Books, Records and Inspections	32
24.3	Vehicle Disposition Programs	32
24.4	Reporting Requirements	32
24.5	Taxes and Liabilities	37
24.6	Compliance with Laws	37
24.7	Maintenance of Separate Existence	37
24.8	Master Collateral Agent as Lienholder	38
24.9	Maintenance of Property	38
24.10	Access to Certain Documentation and Information Regarding the Collateral	38
24.11	Maintenance of Credit Enhancement	39
24.12	Certain Additional Actions	39
24.13	Minimum Depreciation Rate	39

SECTION 25.	CERTAIN NEGATIVE COVENANTS	39

25.1	Mergers, Consolidations	39
25.2	Other Agreements	40
25.3	Liens	40
25.4	Use of Vehicles	40
25.5	No Financed Vehicles	40
25.6	No Subleased Vehicles	40

SECTION 26.	SERVICING COMPENSATION	40

26.1	Fees.	41
26.2	Expenses.	41

SECTION 27.	GUARANTY	41

Page

27.1	Guaranty	41
27.2	Scope of Guarantor’s Liability	42
27.3	Lessor’s Right to Amend this Lease	42
27.4	Waiver of Certain Rights by Guarantor	43
27.5	Lessees’ Obligations to Guarantor and Guarantor’s Obligations to Lessees Subordinated	43
27.6	Guarantor to Pay Lessor’s Expenses	45
27.7	Reinstatement	45
27.8	Pari Passu Indebtedness	45
27.9	Tax Indemnity	45
27.10	Third-Party Beneficiaries	45

SECTION 28.	ADDITIONAL LESSEES	46

28.1	Additional Lessees	46

SECTION 29.	BANKRUPTCY PETITION AGAINST LESSOR	47

SECTION 30.	SUBMISSION TO JURISDICTION	47

SECTION 31.	GOVERNING LAW	48

SECTION 32.	JURY TRIAL	48

SECTION 33.	NOTICES	49

SECTION 34.	HEADINGS	49

SECTION 35.	EXECUTION IN COUNTERPARTS	49

SECTION 36.	EFFECTIVENESS	49

APPENDICES, ANNEXES, SCHEDULES AND ATTACHMENTS

Appendix 1	Definitions List

Annex A	Operating Lease
Annex B	Financing Lease

Schedule 1	Litigation Claims
Schedule 2	[Reserved]
Schedule 3	Business Locations
Schedule 4	Liens

ATTACHMENT A-1	Refinancing Schedule
ATTACHMENT A-2	Vehicle Acquisition Schedule
ATTACHMENT B	Form of Power of Attorney
ATTACHMENT C	Form of Certification of Trade or Business Use
ATTACHMENT D	Form of Affiliate Joinder in Lease
ATTACHMENT E	Form of Annual Certificate

v

MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT

This Master Motor Vehicle Lease and Servicing Agreement (this “Base Lease” and, as supplemented by the Lease Annexes, this “Agreement” or “Lease”), dated as of October 28, 2010, is by and among RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (the “Lessor” or “RCFC”), DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), as lessee and servicer, and those Permitted Lessees (as defined herein) from time to time becoming Lessees hereunder pursuant to Section 28 hereof (each, an “Additional Lessee”), as lessee and servicer (DTG Operations and the Additional Lessees, in their respective capacities as lessees, each a “Lessee” and, collectively, the “Lessees”, and, in their respective capacities as servicers, each a “Servicer” and, collectively, the “Servicers”), and DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a  Delaware corporation (“DTAG”), as master servicer (in such capacity, the “Master Servicer”) and as guarantor (in such capacity, the “Guarantor”).

W I T N E S S E T H:

WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in Section 1) intends to purchase, finance and refinance the purchase of, Eligible Vehicles from one or more Manufacturers with the proceeds obtained from the issuance by the Lessor of its Rental Car Asset Backed Notes, Series 2010-3, pursuant to the Base Indenture and the Series 2010-3 Supplement thereto referred to below, and any additional Series of Notes identified in the related Series Supplement as a Group VII Series of Notes; and

WHEREAS, the Lessor desires to lease to the Lessees, and the Lessees desire to lease from the Lessor, Eligible Vehicles for use in the Lessees’ respective businesses, including subleasing Vehicles to Eligible Franchisees;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

SECTION 1.                           CERTAIN DEFINITIONS.

1.1           Certain Definitions.  As used in this Lease and unless otherwise defined herein or the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix 1 hereto.  If a capitalized term is not defined in Appendix 1, such capitalized term shall have the meaning assigned to such term in (a) the Series 2010-3 Supplement, dated as of October 28, 2010, between RCFC, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (in such capacity, the “Trustee”) (as such Series 2010-3 Supplement may be amended, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof, the “Series 2010-3 Supplement”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”) and any additional Series Supplement to the Base Indenture relating to a Series of Notes identified in such Series Supplement as a Group VII Series of Notes (any such Series Supplement, as the same may be amended, amended and restated, supplemented or otherwise modified and in effect from time to time, and the Series 2010-3 Supplement, each, a “Group VII Series Supplement”, and any such Group VII Series Supplement together with the Base Indenture, a “Group VII Indenture”) and (b) the Definitions List attached as Schedule 1 to the Base Indenture as in effect as of the date hereof (as such Definitions List may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Definitions List”), as applicable, provided, that any capitalized term used but not defined herein or in Appendix 1 and defined in a Group VII Series Supplement and the Definitions List shall have the meaning set forth in the Group VII Series Supplement.

1.2           Accounting and Financial Determinations.  Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Lease, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Lease, in accordance with GAAP.  When used herein, the term “financial statement” shall include the notes and schedules thereto.

1.3           Cross References; Headings.  The words “hereof”, “herein” and “hereunder” and words of a similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease.  Appendix, Annex, Section, Schedule, Exhibit and Attachment references contained in this Lease are references to Appendices, Annexes, Sections, Schedules, Exhibits and Attachments in or to this Lease unless otherwise specified.  Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition.  The various headings in this Lease are inserted for convenience only and shall not affect the meaning or interpretation of this Lease or any provision hereof.

1.4           Interpretation.  In this Lease, unless the context otherwise requires:

(a)           the singular includes the plural and vice versa;

(b)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to any Person in a particular capacity refers only to such Person in such capacity;

(c)           reference to any agreement means such agreement as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, and in effect from time to time;

(d)           reference to any gender includes the other gender;

(e)           reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f)           “including” (and, with correlative meaning, “include”) means including without limiting the generality of any description preceding such term;

(g)           “or” is not exclusive; and

(h)           with respect to the determination of any period of time, “from” means “from and including” and “to” and “through” mean “to but excluding”.

SECTION 2.                           GENERAL AGREEMENT.  (a)  As specified in the Lease Annexes, the Lessees and the Lessor intend that this Lease be (i) an operating lease with respect to the Acquired Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

(b)           If, notwithstanding the intent of the parties to this Lease, this Lease is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding (each, a “Court”) to constitute a financing arrangement or otherwise not to constitute a “true lease” with respect to the Acquired Vehicles, then it is the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a security agreement under applicable law (and such Acquired Vehicles shall be deemed to be Lessee Grantor Master Collateral), and it is the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles, shall in all events constitute a security agreement under applicable law.  Each Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of such Lessee’s right, title and interest in and to the Lessee Grantor Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Lease and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof).

2.1           Leasing of Vehicles.  Subject to the terms and conditions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor each Acquired Vehicle or Financed Vehicle identified in Vehicle order summaries (each, a “Vehicle Order”) produced from time to time by such Lessee, listing Eligible Vehicles ordered by the Lessee for itself or as agent for the Lessor, pursuant to the terms of any applicable Eligible Vehicle Disposition Programs or otherwise (including Eligible Vehicles refinanced from another Segregated Group of Collateral pursuant to Section 2.3 of the Master Collateral Agency Agreement).  The Lessor shall, subject to Section 4 and to compliance with the terms of each Group VII Indenture, make available to the Lessees under this Lease financing for Financed Vehicles in an aggregate amount, and Acquired Vehicles for lease to the Lessees hereunder in an aggregate Net Book Value, which collectively shall not exceed the Maximum Lease Commitment.  The applicable

Lessee shall make available to the Lessor (a) in the case of (i) the refinancing of any Financed Vehicle hereunder pursuant to Section 2.3 of the Master Collateral Agency Agreement  (collectively, (including, without limitation, any Vehicles previously subject to any other Master Lease and refinanced pursuant to such Master Lease), the “Refinanced Vehicles”), and/or (ii) the refinancing of Eligible Receivables, a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles and/or the Eligible Receivables of a scope agreed upon by the Lessor and such Lessee (a “Refinancing Schedule”), and (b) in the case of all other Vehicles (including Acquired Vehicles refinanced pursuant to Section 2.3 of the Master Collateral Agency Agreement), a schedule containing the information with respect to the Vehicles included within the Vehicle Order for such Vehicle as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each, a “Vehicle Acquisition Schedule”).  In addition, each Lessee shall provide such other information regarding such Vehicles as the Lessor may reasonably require from time to time.  The Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor, only Vehicles that are Eligible Vehicles.  This Lease, together with the Vehicle Disposition Programs and other incentive programs relating to the Vehicles and any other related documents attached to this Lease or submitted with a Vehicle Order or Refinancing Schedule (collectively, the “Supplemental Documents”), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessees.

2.2           Right of Lessees to Act as Lessor’s Agent.  The Lessor agrees that each Lessee may act as the Lessor’s agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other delivery related claims with respect to the Vehicles leased hereunder; provided, however, that the Lessor may hold the applicable Lessee liable for such Lessee’s actions in performing as the Lessor’s agent hereunder.  In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles to a location selected by such Lessee at such Lessee’s expense.  Each Lessee or any related lessee under a Sublease, as applicable, may accept or reject Eligible Vehicles upon delivery in accordance with such Lessee’s customary business practices, and any Eligible Vehicle, if rejected, will be deemed a Casualty hereunder.  The applicable Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Vehicle to the Manufacturer thereof, or the applicable auction or dealer, as applicable, pursuant to the preceding sentence.  Each Lessee agrees that all vehicles ordered as provided herein shall be Eligible Vehicles and shall be ordered utilizing the procedures consistent with the applicable Vehicle Disposition Program or any guidelines of the Manufacturer, auction or dealer, as applicable, for the ordering or purchasing of Non-Program Vehicles, in each case as and to the extent applicable.

2.3           Payment of Purchase Price by Lessor.  Upon receipt of the Manufacturer’s invoice and certificate of origin in respect of any new Vehicle, or such other customary documentation in respect of any used Vehicle, the Lessor or its agent shall pay or cause to be paid to the auction, the dealer or the related Manufacturer, as applicable, the costs and expenses incurred in connection with the acquisition of such Vehicle under the applicable Eligible Vehicle Disposition Program (in the case of a Program Vehicle) or otherwise (in the case of a Non-Program Vehicle) as established by the invoice of the auction, the dealer or the Manufacturer, as the case may be (the “Initial Acquisition Cost”), for such Vehicle and the applicable Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Initial

Acquisition Cost; provided, that solely in the case of any Acquired Vehicles refinanced pursuant to Section 2.3 of the Master Collateral Agency Agreement and/or any Refinanced Vehicles and/or any Eligible Receivables, the Lessor shall pay to the Master Collateral Agent (x) the aggregate Net Book Value as of the Vehicle Lease Commencement Date of such Acquired Vehicles or Refinanced Vehicles, as the case may be on the Vehicle Lease Commencement Date and/or (y) the face amount of the Eligible Receivables being refinanced on the effective date of such refinancing.

2.4           Non-liability of Lessor.  The Lessor shall not be liable to a Lessee for any failure or delay in obtaining Vehicles or making delivery thereof.  AS BETWEEN THE LESSOR AND THE LESSEES, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE APPLICABLE LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE APPLICABLE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR ITS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF SUCH VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, AND AS BETWEEN THE LESSOR AND SUCH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE.  EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER, AND EACH LESSEE LEASES THE LEASED VEHICLES “AS IS.”  The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Lease, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor’s direct control.  IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

SECTION 3.                           TERM.

3.1           Vehicle Lease Commencement Date.  The “Vehicle Lease Commencement Date” shall mean, for each Vehicle, the earlier of (a) the date referenced in the Vehicle Acquisition Schedule or Refinancing Schedule with respect to such Vehicle, and (b) other than in the case of Acquired

Vehicles refinanced pursuant to Section 2.3 of the Master Collateral Agency Agreement, the date that funds are expended by the Lessor to acquire or finance the acquisition of such Vehicle (with respect to such Vehicle, the “Vehicle Funding Date”).  A vehicle shall be deemed hereunder to be a Vehicle leased under this Lease on each day during the period (the “Vehicle Term”) from and including the Vehicle Lease Commencement Date to but excluding the Vehicle Lease Expiration Date.

3.2           Lease Commencement Date; Lease Expiration Date.  The “Lease Commencement Date” shall mean the Closing Date for the Series 2010-3 Notes as the first Group VII Series of Notes issued under the Base Indenture.  The “Lease Expiration Date” shall mean the later of (i) the date of the payment in full of all Series of Notes included in the Group VII Series of Notes and all outstanding Carrying Charges related thereto and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by a Lessee hereunder.  The “Term” of this Lease shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

SECTION 4.                           CONDITIONS PRECEDENT.

4.1           Conditions to Each Lease of Vehicles.  The agreement of the Lessor to make available (a) any Acquired Vehicle for lease to the applicable Lessee and (b) financing for the acquisition of or refinancing of any other Vehicle for lease to such Lessee upon such Lessee’s placement of a Vehicle Order, for itself or as agent of the Lessor, or its delivery of a Refinancing Schedule, as applicable, is subject to the applicable terms and conditions of each Group VII Indenture and subject to the satisfaction of the following conditions precedent as of the Vehicle Lease Commencement Date for such Vehicle:

4.1.1                 No Default.  No Lease Event of Default or Amortization Event with respect to any Group VII Series of Notes shall have occurred and be continuing on such date or would result from the leasing of such Vehicle or Vehicles.

4.1.2                 Limitations of the Acquisition of Certain Vehicles.  After giving effect to the inclusion of such Vehicle under this Lease, there shall not be a failure or violation of any of the conditions, requirements, or restrictions specified in any related Group VII Series Supplement, in each case, with respect to the leasing of Eligible Vehicles under this Lease.

4.1.3                 Vehicle Order. The applicable Lessee shall have complied with the applicable provisions of Section 2.1 of this Lease.

4.1.4                 Funding.  The aggregate amount of funds to be expended by the Lessor on any one date to acquire or finance the acquisition of any Vehicles shall not exceed the sum of (a) the aggregate Net Book Value of all such Vehicles plus (b) the aggregate face amount of any related Eligible Receivables being refinanced on such date.

4.1.5                 Maximum Manufacturer Percentage. The leasing of such Vehicle will not cause the aggregate Net Book Value of Vehicles then being leased under this Lease to exceed the Maximum Manufacturer Percentage with respect to any Eligible Manufacturer and will not cause any of the Lease commitments expressed in paragraph 3 of each of Annex A and Annex B to be exceeded.

4.1.6                 Eligible Vehicle. Each Vehicle to be leased hereunder on such date shall be an Eligible Vehicle.

4.2           Additional Conditions to Leases of Refinanced Vehicles.  In addition to the conditions set forth in Section 4.1 above, in connection with the leasing of Refinanced Vehicles and/or Eligible Receivables, to evidence the refinancing of such Refinanced Vehicles and/or Eligible Receivables on the applicable Vehicle Lease Commencement Date or, in the case of Eligible Receivables, the effective date of such refinancing and the conveyance on such date of a security interest in such Refinanced Vehicles and/or Eligible Receivables to the Master Collateral Agent, the applicable Lessees shall have made available to the Lessor on or prior to such applicable date the following:

(a)           a Refinancing Schedule concerning such Refinanced Vehicles and/or Eligible Receivables being refinanced on such Vehicle Lease Commencement Date;

(b)           if not previously liened to the Master Collateral Agent, a report of the results of a search of the appropriate records of the jurisdiction of organization of each Lessee of such Refinanced Vehicles, the principal place in which such Lessee does business and the county and state in which each Lessee’s principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to such Vehicles and the related Vehicle Disposition Programs (to the extent not already liened and assigned to the Master Collateral Agent) or, if such search reveals any such non-permitted Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof;

(c)           if not previously liened to the Master Collateral Agent, confirmation from each lender or its agent holding a security interest in any Refinanced Vehicle and/or Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of such Refinanced Vehicle and the refinancing of Eligible Receivables, such lender has been paid the full amount due to it in connection with such refinancing and (B) that any lien or security interest of such lender or its agent in such Refinanced Vehicle and/or Eligible Receivable has been released;

(d)           to the extent not already granted and assigned to the Master Collateral Agent, fully executed assignment agreements granting and assigning to the Master Collateral Agent a first priority security interest in each such Refinanced Vehicle and each Eligible Receivable, the related Vehicle Disposition Programs, if any, and any other Master Lease Collateral relating to any such Refinanced Vehicles and/or Eligible Receivables and fully executed Assignment Agreements from each Lessee with respect to such Vehicle Disposition Program;

(e)           if the lien of the Master Collateral Agent has not been perfected, delivery to the Lessor for filing in the appropriate filing office fully executed UCC-1 Financing

Statements necessary to perfect the interests of the Master Collateral Agent in the Eligible Receivables

(f)           if applicable, UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person (other than the Master Collateral Agent) with respect to any related Vehicle Disposition Programs; and

(g)           at the time a Refinancing Schedule is made available, the applicable Lessee will be deemed to have represented as of the applicable Vehicle Lease Commencement Date that all the conditions precedent under this Lease to the leasing of such Refinanced Vehicles and financing of the Eligible Receivables under this Lease have been satisfied, including a representation that each such receivable is an Eligible Receivable.

SECTION 5.                           RENT AND CHARGES.  Each Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5:

5.1           Payment of Rent.  On each Due Date, each Lessee shall pay to the Lessor the aggregate of all Rent that has accrued during the Related Month with respect to the Vehicles leased by such Lessee, as provided in the related Lease Annexes.

5.2           Payment of Availability Payment.  On each Due Date, each Lessee shall pay to the Lessor its allocable share (as determined by the Master Servicer) of the Availability Payment in respect of the unutilized portion of the Maximum Lease Commitment.  “Availability Payment” with respect to each Due Date shall equal the excess, if any, of (I) the sum of (without double counting) (a) the aggregate interest due on all Outstanding Notes included in the Group VII Series of Notes as of the Payment Date next succeeding such Due Date, plus (b) all other payments payable by RCFC during the Related Month under the Group VII Series Supplements and the other Related Documents with respect to the Group VII Series of Notes (other than principal on Group VII Series of Notes), over (II) the sum of (a) any Monthly Variable Rent due on such Due Date plus (b) any Monthly Finance Rent due on such Due Date, plus (c) any earnings on Permitted Investments allocated to any Group VII Series of Notes (less any portion thereof allocated to the Retained Interestholder) accruing through the Determination Date occurring prior to such Due Date and not included in the calculation of Availability Payments with respect to any prior Due Date.

5.3           Payment of Monthly Supplemental Payments.  On each Due Date, each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to the Financed Vehicles leased hereunder by such Lessee, as provided in paragraphs 6 and 7 of Annex B.

5.4           Payment of Termination Payments, Casualty Payments, and Late Return Payments.  On each Due Date, each Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments that have accrued with respect to the Acquired Vehicles leased hereunder by such Lessee, as provided in Sections 7, 12.3 and 13, respectively.

5.5           Late Payment.  In the event a Lessee fails to remit payment of any amount due under this Lease on or before the Due Date, the amount not paid will be considered delinquent and such Lessee will pay a late charge equal to the product of (a) the VFR plus 1%, times (b) the delinquent amount for the period from the Due Date to the date on which such delinquent amount is received by the Trustee, times (c) the actual number of days elapsed during such period divided by 360.

5.6           Allocation of Rent and Charges.  Rent and other charges paid in respect of any Vehicles and any Due Date shall first be allocated to the payment of Monthly Variable Rent or Monthly Finance Rent, due for such Vehicles, as applicable, then to the Availability Payment due for such Vehicles and then to the payment of the remaining Rent obligations and other charges due for such Vehicles.

SECTION 6.                           INSURANCE.

6.1           Fleet Insurance.  Each Lessee shall at all times maintain or cause to be maintained, with one or more Qualified Insurers (as defined below), (a) personal injury and damage insurance with respect to the Vehicles leased by such Lessee hereunder and (b) insurance with respect to properties and business against loss or damage of the kinds customarily insured against by corporations, companies or other entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, companies or other entities, including, without limitation, catastrophic physical damage insurance in an amount not less than $50,000,000.  Catastrophic physical damage insurance shall name the Master Collateral Agent as loss payee as its interests may appear.  Notwithstanding the foregoing, each Lessee may, in lieu of maintaining any such insurance with Qualified Insurers, self-insure.  For purposes hereof, “Qualified Insurer” shall mean a financially sound and reputable insurance company duly authorized and licensed in such jurisdictions where such authorization is required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.

6.2           Information.  Each Lessee shall, from time to time upon the Lessor’s or the Trustee’s reasonable request, deliver to the Lessor and the Trustee copies of certificates describing all insurance required by Section 6.1 which is then in effect.

SECTION 7.                           CASUALTY OBLIGATION.  If a Vehicle becomes a Casualty, then the applicable Lessee shall (a) promptly notify the Lessor of such occurrence, and (b) in the case of an Acquired Vehicle, on the Due Date next succeeding the last day of the Related Month in which the Lessee obtains actual knowledge that such Vehicle has become a Casualty, pay to the Lessor an amount (a “Casualty Payment”) equal to the Net Book Value of such Vehicle, calculated as of the earlier of the last day of such Related Month and the date such vehicle is disposed of or becomes a Casualty, as applicable.  Upon payment by the applicable Lessee to the Lessor in accordance herewith of the Casualty Payment for any Acquired Vehicle that has become a Casualty, (i) the Lessor shall cause title to such Vehicle to be transferred to such Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Acquired Vehicle (if at such time such Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall be released thereby.

SECTION 8.                                VEHICLE USE.  So long as no Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default has occurred, the Lessees may use Vehicles leased hereunder in the regular course of their respective businesses, including (subject to Section 25.6 hereof) subleasing such Vehicles to Eligible Franchisees pursuant to Lessee Agreements, including Subleases, used in the ordinary course of Lessees’ businesses.  Notwithstanding any such Lessee Agreement, the applicable Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents with respect to the Group VII Series of Notes (including any obligation hereunder or thereunder that it may cause any Franchisee to perform or fulfill).  Each Lessee shall cause all payments under the Lessee Agreements, to the extent such payments relate to vehicles comprising the Master Collateral, to be deposited directly into the Master Collateral Account, and upon the occurrence and during the continuance of a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default (or any similar event under any Group VII Series Supplement), the Master Servicer shall promptly specify to the Master Collateral Agent the allocation of such payments among Financing Sources.  Vehicle use shall be confined primarily to the United States, with limited use outside the United States; provided, however, that the principal place of business or rental office of the Eligible Franchisee with respect to any Vehicles used outside the United States shall be located in the United States.  Each Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Master Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor’s title to and interest in the Acquired Vehicles and the related Certificates of Title as against such Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Master Collateral Agent’s Lien on the Vehicles and the related Certificates of Title as a perfected lien in any applicable jurisdiction.  Each Lessee may, at such Lessee’s sole expense, change the place of principal location of any Vehicles.  After any such change of location, the applicable Lessee shall take all actions necessary (i) to maintain the Lien of the Master Collateral Agent on such Vehicles and the Certificates of Title with respect to such Vehicles, and (ii) to meet or obtain all material legal requirements applicable to such Vehicles.  Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor’s request, each Lessee shall advise the Lessor in writing where all Vehicles leased by such Lessee hereunder as of such date are principally located.  The Lessees shall not knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose.  The Lessees shall and shall require the related Franchisees to use reasonable precautions to prevent loss or damage to Vehicles.  The Lessees shall or shall cause the related Franchisees to comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall or shall require such related Franchisees to take reasonable steps to ensure that operators are licensed.  The Lessees shall or shall cause the related Franchisees to perform, at its or their own expense, such vehicle preparation and conditioning services with respect to Vehicles as are customary.  The Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee may during reasonable business hours from time to time, without disruption of the applicable Lessee’s or the related Franchisee’s business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located.

SECTION 9.                                REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES.  Each Lessee, at its expense, shall be responsible for proper registration and licensing of the Vehicles leased by it hereunder, and the titling of such Vehicles in the name of the Lessor (in the case of Acquired Vehicles) or the Lessor or such Lessee, as applicable (in the case of Financed Vehicles), in each case with the Lien of the Master Collateral Agent noted thereon, and where required, each Lessee shall or shall cause the related Franchisees to have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, unless a Liquidation Event of Default shall have occurred and be continuing, possession of all Certificates of Title shall remain with each Servicer of the related Vehicles or the Master Servicer with such Certificates of Title to be held in trust, as agent of and custodian for the Master Collateral Agent; provided, further that, if a Liquidation Event of Default shall have occurred and be continuing, the Master Collateral Agent shall have the right to take possession of all such Certificates of Title immediately from each Servicer and the Master Servicer, as applicable.  Each Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle leased hereunder by such Lessee during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the Lessee’s operation of Vehicles, and any such amounts paid by the Lessor, in its discretion, on such Lessee’s behalf will be reimbursed within thirty (30) days of the Lessor notifying the Lessee of such payment.  The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a “Power of Attorney”), and such other documents as may be necessary in order to allow each Lessee to title, register and dispose of the Acquired Vehicles leased by such Lessee hereunder; and each Lessee acknowledges and agrees that, with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title.  Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3.

SECTION 10.                           MAINTENANCE AND REPAIRS.  Each Lessee shall or shall cause the related Franchisees, as applicable, to pay for all maintenance and repairs to keep the Vehicles leased by such Lessee hereunder in good working order and condition, and shall or shall cause such Franchisees to maintain such Vehicles as required in order to keep the Manufacturer’s warranty in force.  Each Lessee shall or shall cause the related Franchisees to return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer’s authorized warranty station for warranty work.  Each Lessee shall or shall cause the related Franchisees to comply with any Manufacturer’s recall of any Vehicle.  Each Lessee shall or shall cause the related Franchisees to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants.  The Lessor, upon thirty (30) days’ prior written notice to the applicable Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, such Lessee (including any failure by a related Franchisee to pay any such expenses), and any expenses incurred by the Lessor on such Lessee’s behalf for maintenance, repair, operation or use of Vehicles by such Lessee will be promptly reimbursed (in any event no later than the next monthly Due Date following such payment) by such Lessee to the Lessor in the amount paid by the Lessor.  Each Lessee shall not make any material alterations to any Vehicles without the prior consent of the Lessor.  Any improvements or additions to any Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to such a Vehicle made by a Lessee shall remain the property of such Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning of or resale value thereof, other than any function or value provided by such addition or improvement.

SECTION 11.                           VEHICLE WARRANTIES.  If a Vehicle is covered by a Manufacturer’s warranty, the applicable Lessee and each related Franchisee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make.  As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Vehicle.

SECTION 12.                           VEHICLE USAGE REQUIREMENTS AND DISPOSITION.

12.1           Usage.  As used herein, the term “vehicle turn-in condition” with respect to each Program Vehicle leased hereunder by a Lessee means a set of criteria for evaluating Program Vehicles upon their delivery at the end of the applicable Vehicle Terms, which criteria will be determined in accordance with the related Vehicle Disposition Program.  Each Program Vehicle leased hereunder by a Lessee not meeting the applicable Vehicle Disposition Program’s vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased by such Lessee in accordance with the Casualty procedure set forth in Section 7 or otherwise disposed of in accordance with the late delivery procedure set forth in Section 13, as applicable.

12.2           Disposition Procedure.  Prior to the end of the Vehicle Term, each Lessee shall or shall cause the related Franchisee to deliver each Program Vehicle leased hereunder by such Lessee (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at such Lessee’s sole expense and in accordance with the terms of the applicable Vehicle Disposition Program.  Any transportation allowance (for delivery costs) and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of and, upon receipt thereof by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the applicable Lessee.  Each Lessee shall comply with the requirements of law and the requirements of the Vehicle Disposition Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Program Vehicles.

12.3           Termination Payments.  On the Due Date next succeeding the earlier of (a) the last day of the Related Month in which the Repurchase Payment or the Guaranteed Payment, as the case may be, from a Manufacturer pursuant to its Vehicle Disposition Program with respect to any Acquired Vehicle that is a Program Vehicle, is received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (b) the thirtieth (30th) day after the expiration of the Maximum Term for such Vehicle, the Lessee that leases such Vehicle hereunder shall pay to the Lessor in respect of such Vehicle any Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and, to the extent resulting in a reduction of the related Repurchase Payment or Guaranteed Payment, as applicable, any other similar charges and penalties (collectively, a “Program Vehicle Termination Payment”), as determined by the Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program; and on the Due Date next succeeding the earlier of (i) the last day of the Related Month in which Disposition Proceeds from the sale or other disposition of an Acquired Vehicle that is a Non-Program Vehicle, but is not a Casualty, are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the expiration of the Maximum Vehicle Lease Term for such Vehicle, the applicable Lessee shall pay to the Lessor in respect of such Vehicle an amount (a “Non-Program Vehicle Termination Payment”) equal to the aggregate amount of any sales fees, detail fees, damage repair charges, and any similar charges that result in a reduction in the amount of the sale proceeds actually received in respect of such Non-Program Vehicle (Program Vehicle Termination Payments and Non-Program Vehicle Termination Payments being, collectively, “Termination Payments”).  The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term.

SECTION 13.                           LATE RETURN PAYMENTS.  If an Acquired Vehicle which is a Program Vehicle is not returned to the Manufacturer or accepted by the Manufacturer in accordance with the related Vehicle Disposition Program prior to the expiration of the Maximum Term for such Vehicle in accordance with Section 12.2, the Lessee of such Vehicle hereunder shall, unless such Vehicle has become a Casualty or has been redesignated as a Non-Program Vehicle in accordance with Section 14, (a) promptly notify the Lessor of its failure to return such Vehicle to the Manufacturer or to sell such Vehicle in accordance with the applicable Auction Procedures during the Vehicle Term, (b) use commercially reasonable efforts to sell or otherwise dispose of such Vehicle in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice, (c) cause the Disposition Proceeds, if any, from any such sale or disposition to be paid to the Master Collateral Agent, in accordance with paragraph 10(d) of Annex A, and (d) on the Due Date next succeeding the earlier of (i) the last day of the Related Month in which such Disposition Proceeds are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the expiration of the Maximum Term for such Vehicle, pay to the Lessor an amount (a “Late Return Payment”) equal to the excess, if any, of (x) the Net Book Value of such Vehicle, calculated as of the first day of the calendar month in which such Maximum Term expired reduced by the Depreciation Charges accrued with respect to such Vehicle through the date such Maximum Term expired, over (y) the dollar amount of such Disposition Proceeds (which Late Return Payment amount may be equal to, but not less than, zero dollars).  The foregoing shall not affect the applicable Lessee’s obligation to pay on the related Due Date all Monthly Base Rent accrued with respect to each such Vehicle through the date on which the Maximum Term for such Vehicle expires.

SECTION 14.                           REDESIGNATION OF VEHICLES.  (a)  Upon a Program Vehicle’s becoming ineligible for repurchase by its Manufacturer or for sale in accordance with applicable Auction Procedures, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Vehicle Disposition Program, or due to any failure or inability to return such Vehicle to the Manufacturer or the designated auction site prior to the expiration of the Maximum Term, or due to any other event or circumstance, including the occurrence and continuance of a Manufacturer Event of Default with respect to the Manufacturer of such Program Vehicle, the applicable Servicer may designate such Vehicle as a Non-Program Vehicle if such Vehicle, as a Non-Program Vehicle, will be an Eligible Vehicle and if either (a) such designation meets the conditions of Sections 4.1.1, 4.1.2, 4.1.5 and 4.1.6 or (b) the Noteholders holding the requisite Invested Amount of each applicable Series of Notes included in the Group VII Series of Notes waive, in each case as and to the extent permitted under the related Series Supplement, the requirements of Sections 4.1.1, 4.1.2, 4.1.5 and 4.1.6 as applied to this Section 14 and all such other conditions, requirements or restrictions applicable to the leasing of Eligible Vehicles under this Lease with respect to which a failure or violation has occurred; provided, in each case, that (x) any additional Monthly Base Rent due with respect to each such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid by the applicable Lessee on the next succeeding Due Date, and (y) the minimum level of Enhancement required under each applicable Group VII Series Supplement, after giving effect to such designation, shall be satisfied on the date of designation.

(b)           The applicable Servicer may designate a Non-Program Vehicle as a Program Vehicle; provided, however, that (i) upon such redesignation, such Vehicle shall be an Eligible Vehicle, (ii) such Vehicle qualifies as an Eligible Vehicle under the applicable Eligible Vehicle Disposition Program, (iii) the Capitalized Cost, Net Book Value and Depreciation Charges with respect to such Vehicle shall be recalculated as of the date of such redesignation as if such Vehicle was a Program Vehicle at the time of the initial related Vehicle Lease Commencement Date, (iv) the related Manufacturer has acknowledged such designation and (v) no Manufacturer Event of Default with respect to the related Manufacturer has occurred and is continuing.  Upon any redesignation of a Vehicle pursuant to this Section 14(b), (x) the Lessor shall pay to the applicable Manufacturer the difference (if any) between the original Capitalized Cost of such Vehicle and the Capitalized Cost of such Vehicle upon redesignation, which amount shall be deemed to be part of the Initial Acquisition Cost of such Vehicle and (y) the applicable Lessee shall be entitled to a credit against the Monthly Base Rent due on the next succeeding Due Date in an amount equal to the excess (if any) of the Net Book Value of such Vehicle upon such redesignation over the Net Book Value of such Vehicle immediately prior to such redesignation.

SECTION 15.                           GENERAL INDEMNITY.

15.1           Indemnity of the Lessor.  Each Lessee agrees to indemnify and hold harmless the Lessor and the Lessor’s directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under Section 15.2, the “Indemnified Persons”) against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating to or in any way arising out of:

15.1.1                 the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by such Lessee of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder by such Lessee, including, without limitation, any such Vehicle subleased to a Franchisee of such Lessee and any of the foregoing actions, events or circumstances occurring or arising in connection with such subleasing, any related Lessee Agreement, any related Franchisee or any customer of any such related Franchisee.  The foregoing shall include, without limitation, any claim by any third party against the Lessor for personal injury, property or other damages arising out of any of the foregoing with respect to any such Vehicles;

15.1.2                      all (i) federal, state, county, municipal, foreign or other fees and taxes of any nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state, local and foreign income taxes (including any taxes payable by the Lessor as a result of its being a member of any group of corporations, including such Lessee, that file any tax returns on a consolidated or combined basis), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Vehicle leased by such Lessee hereunder or the acquisition, purchase, sale, lease, sublease, rental, use, operation, control, ownership or disposition of any such Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or such Lessee with respect thereto, and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor or such Lessee in connection with this Lease or the other Related Documents with respect to the Group VII Series of Notes or the related Lessee Agreements and any penalties or interest with respect thereto;

15.1.3                 any violation by such Lessee of this Lease or of any Related Documents with respect to the Group VII Series of Notes or Lessee Agreements to which such Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations and licenses of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle leased by such Lessee hereunder or any action or transaction by such Lessee with respect thereto or pursuant to this Lease;

15.1.4                 such Lessee’s Pro Rata Share of all out-of-pocket costs of the Lessor (including the reasonable fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Lease and the other Related Documents with respect to the Group VII Series of Notes, including, without limitation, overhead expenses and any and all fees of the Trustee, Paying Agent, Clearing Agencies, Qualified Intermediary and Master Collateral Agent, all fees payable in connection with any Enhancement, any and all fees of the Master Servicer or any Servicer under each Group VII Indenture, fees and costs of the Qualified Intermediary and in connection with the Escrow Account, and any underwriting or placement agency fees incurred in connection with the sale of any Notes included in the Group VII Series of Notes, in each case to the extent allocable to this Lease (as determined by the Master Servicer); and

15.1.5                 such Lessee’s Pro Rata Share of all out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lessor, the Master Collateral Agent, the Trustee, the Qualified Intermediary or the Group VII Noteholders in connection with the administration, enforcement, waiver or amendment of this Lease and any other Related Documents with respect to the Group VII Series of Notes, and all indemnification obligations of the Lessor under such Related Documents.

Notwithstanding the foregoing, no Lessee shall have any duty to indemnify any Indemnified Person for any consequential or punitive damages or claims, demands, liabilities,

costs, or expenses to the extent such claim, demand, liability, cost or expense arises out of or is due to such Indemnified Person’s gross negligence or willful misconduct.

15.2           Indemnification of the Trustee.  Each Lessee agrees to indemnify and hold harmless the Trustee and the Trustee’s officers, directors, agents and employees against any and all or, in the case of clause (ii) below, such Lessee’s Pro Rata Share of all claims, demands and liabilities of whatsoever nature, and all or, in the case of clause (ii) below, such Lessee’s Pro Rata Share of all costs and expenses, relating to or in any way arising out of:  (i) any acts or omissions of such Lessee pursuant to this Lease and (ii) the Trustee’s appointment under the Base Indenture and the Trustee’s performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, in each case with respect to the Group VII Series of Notes, the Group VII Collateral, the Group VII Master Collateral and any Related Documents with respect to any Group VII Series of Notes; provided, however, the Lessees shall have no duty to indemnify the Trustee, or any other Indemnified Person pursuant to this Section 15.2, to the extent such claim, demand, liability, cost or expense arises out of or is due to the Trustee’s or such Indemnified Person’s gross negligence or willful misconduct.  Any such indemnification shall not be payable from the assets of the Lessor.  The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof.  The indemnification provided for in this Section 15.2 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessees hereunder and the termination of this Lease or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

15.3           Reimbursement Obligation by the Lessees.  The applicable Lessee shall forthwith upon demand reimburse the Lessor or the Trustee, as the case may be, for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor or the Trustee; provided, however, that, if so requested by such Lessee, the Lessor or the Trustee shall submit to such Lessee a statement documenting any such demand for reimbursement or prepayment.  To the extent that such Lessee in fact indemnifies the Lessor or the Trustee under the indemnity provisions of this Lease, such Lessee shall be subrogated to the rights of the Lessor or the Trustee, as the case may be, in the affected transaction and shall have a right to determine the settlement of claims therein.  The foregoing indemnity as contained in this Section 15 shall survive the expiration or earlier termination of this Lease or any lease of any Vehicle hereunder; provided, however, that the factual or legal circumstances giving rise to the Lessor’s exposure to liability occur during the period that the Lease is in effect as to the Vehicle for which such exposure to liability arose.

15.4           Notice to Lessee of Claims.  The Lessor or the Trustee, as the case may be, shall notify the applicable Lessee in writing (a “Notice of Claim”) of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

15.5           Defense of Claims.  Defense of any claim referred to in this Section 15 for which indemnity may be required shall, at the option and request of the applicable Lessee, be conducted by such Lessee.  Following receipt of any Notice of Claim, such applicable Lessee will inform the Indemnified Person of its election to defend such claim.  Such Indemnified Person may participate in any such defense at its own expense, provided, that such participation does not interfere with such Lessee’s defense.  Each Lessee agrees that no Indemnified Person will be liable to such Lessee for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such Lessee, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person.  The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Lease.  This general indemnity shall not affect any claims of the type discussed above which a Lessee may have against the Manufacturer.

SECTION 16.                           ASSIGNMENT.  No Lessee shall, except as provided in the Base Indenture or Section 25.1, without prior written consent of the Lessor and the Trustee, assign this Lease or any of its rights hereunder to any other party; provided, however, a Lessee may sublease or rent Vehicles leased by it under the terms of such Lessee’s normal Sublease agreements to Eligible Franchisees, and such Lessee and such Eligible Franchisees may rent such Vehicles to consumers in the ordinary course of their daily rental business.  Any purported assignment in violation of this Section 16 shall be void and of no force or effect.  Nothing contained herein shall be deemed to restrict the right of a Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Lease.

SECTION 17.                           DEFAULT AND REMEDIES THEREFOR.

17.1           Lease Events of Default.  Any one or more of the following will constitute an event of default (a “Lease Event of Default”) as that term is used herein:

17.1.1                 there occurs a default in the payment of (i) any Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Late Return Payment, Monthly Supplemental Payment, Availability Payment or (ii) any other amount payable under this Lease, and, in any such case under clause (i) or (ii), that continues for a period of five (5) Business Days (without giving effect to any payment made with available Enhancement); provided, that in the case of clause (ii) above, such five (5) Business Day period shall commence on the earlier of (x) date notice of such event is given by the Lessor, the Master Collateral Agent or the Trustee to the applicable Lessee and the Guarantor and (y) the date the Master Servicer or Lessee otherwise obtain actual knowledge thereof;

17.1.2                 any unauthorized assignment or transfer of this Lease by a Lessee or the Guarantor occurs;

17.1.3                 the failure of a Lessee or the Guarantor to observe or perform any other covenant, condition, agreement or provision hereof, which failure has a Material Adverse Effect on the Lessor, and such default continues for more than thirty (30) days after the earlier to occur of (a) the date a Responsible Officer of such Lessee obtains actual knowledge of such default or (b) the date written notice thereof is delivered by the Lessor, the Master Collateral Agent or the Trustee to such Lessee; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Lease Event of Default shall result therefrom so long as, within such thirty (30) day period, such Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor, the Master Collateral Agent and the Trustee notifying the Lessor, the Master Collateral Agent and the Trustee of such default and setting forth the steps such Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the sixtieth (60th) day after the earlier of the dates set forth in clause (a) and clause (b) above;

17.1.4                 if any representation or warranty made by a Lessee or the Guarantor proves untrue in any respect as of the date of the issuance or making thereof, which inaccuracy or falsehood has a Material Adverse Effect on the Lessor, and the event, circumstance or condition giving rise to such inaccuracy or falsehood is not eliminated or otherwise cured within thirty (30) days after notice thereof from the Lessor, the Master Collateral Agent or the Trustee to such Lessee;

17.1.5                 an Event of Bankruptcy occurs with respect to a Lessee or the Guarantor;

17.1.6                 a Servicer Default occurs; provided, that if a Servicer Default occurs under clauses (i) or (iv) of the definition of “Servicer Default”, such Servicer Default shall not constitute a Lease Event of Default unless and until the Trustee takes any action to terminate the Servicers;

17.1.7                 the failure, in any material respect, of the Lessee to maintain, or cause to be maintained, insurance as required in Section 6;

17.1.8                 this Agreement or any portion hereof ceases to be in full force and effect in any material respect (other than following the Expiration Date) or a proceeding shall be commenced by the Lessee to establish the invalidity or unenforceability of this Lease; or

17.1.9                 a Liquidation Event of Default with respect to any Group VII Series of Notes occurs.

17.2           Effect of Lease Event of Default.  If (i) a Lease Event of Default described in Section 17.1.1(i), 17.1.2, 17.1.5 or 17.1.9 of this Lease shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment and Casualty Payments (in each case calculated, with respect to Financed Vehicles, as if all such Financed Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent, the Availability Payment and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under all Outstanding Series of Notes included in the Group VII Series of Notes were then due and payable in full), Termination Payments and Late Return Payments shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default shall occur, the Lessor or the Trustee may declare the Rent and all other charges and payments (calculated as described in clause (i) above) to be due and payable, whereupon such Rent and such other charges and payments (as so calculated) shall, subject to Section 17.5, become immediately due and payable.

17.3           Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default.  If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default with respect to this Lease or any Series of Notes for which this Lease serves as Collateral shall occur, then the Lessor at its option may:

(i)           Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessees of the applicable covenants and terms of this Lease or to recover damages for the breach hereof calculated in accordance with Section 17.5; or

(ii)           By notice in writing to each Lessee, terminate this Lease in its entirety and/or the right of possession hereunder of the Lessees as to the Vehicles, and the Lessor may direct delivery by the Lessees of documents of title to the Vehicles, whereupon all rights and interests of the Lessees to the Vehicles will cease and terminate (but the Lessees will remain liable hereunder as herein provided, calculated in accordance with Section 17.5); and thereupon, the Lessor or its agents may, subject in each case to the rights of the Franchisees under the applicable Subleases, peaceably enter upon the premises of the Lessees or other premises where the Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessees, or their successors or assigns (other than the Franchisees), to employ the Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the Lessees any and all amounts which under the terms of Section 17.2 (as limited by Section 17.5) of this Lease may be then due.  The Lessor will provide the applicable Lessee with written notice of the place and time of any sale of Financed Vehicles pursuant to this Section 17.3 at least five (5) days prior to the proposed sale, which shall be deemed commercially reasonable, and such Lessee or the Lessor may purchase the Vehicle(s) at the sale.  Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against a Lessee will in any case be calculated in accordance with Section 17.5.  All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein.  Any extension of time for payment hereunder or other indulgence duly granted to a Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee.  The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein; or

(iii)           By notice in writing to a Lessee, terminate the Power of Attorney of such Lessee; provided, that following a Servicer Default and the termination of the Master Servicer and each Servicer pursuant to Section 17.7, the Issuer shall terminate the Power of Attorney.

17.4           Certain Rights Upon Liquidation Event of Default, Limited Liquidation Event of Default, Manufacturer Event of Default and Non-Performance of Certain Covenants.

(i)           If a Liquidation Event of Default or a Limited Liquidation Event of Default or, with respect to Program Vehicles, a Manufacturer Event of Default, shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in each applicable Group VII Indenture, shall have the rights against the Guarantor, each Lessee, each Manufacturer in connection with any Manufacturer Event of Default, and the Master Lease Collateral to the extent provided in each applicable Group VII Indenture (including, without limitation, in connection with a Manufacturer Event of Default, the rights granted under Section 8.2 of the Base Indenture) upon a Liquidation Event of Default or Limited Liquidation Event of Default, including the right to take possession of all Group VII Vehicles immediately from the Lessees as provided therein.

(ii)           With respect to Program Vehicles, if the Guarantor or any Lessee shall default in the due performance and observance of any of its material obligations under Section 6.1, 24.3, 24.4(f) or 25.4 hereof or have made any misrepresentation under Section 23.4 hereof, and such default or misrepresentation shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Guarantor or the applicable Lessee, as the case may be, by the Lessor, the Lessor or the Trustee, as assignee of the Lessor’s rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or any Lessee against the Manufacturers under or in connection with the Eligible Vehicle Disposition Programs with respect to (i) Group VII Vehicles that are Program Vehicles which the Guarantor or any Lessee has determined to turn back to the Manufacturers under such Eligible Vehicle Disposition Programs and (ii) whether or not the Guarantor or any Lessee shall then have determined to turn back such Group VII Vehicles that are Program Vehicles, any such Program Vehicles for which the applicable Maximum Term will expire within one week or less.

(iii)           Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or any Lessee of its obligations hereunder to keep the Group VII Vehicles free of Liens and to maintain the Trustee’s Lien perfected on the Master Lease Collateral, the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles, including executing and filing UCC financing statements with respect to Eligible Vehicle Disposition Programs and other general intangibles and amending any Certificates of Title that fail to note the correct titleholder or lienholder in accordance with the Base Indenture, this Lease and the Master Collateral Agency Agreement.

(iv)           Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Guarantor and each Lessee will return any Group VII Vehicles that are Program Vehicles to the related Manufacturer in accordance with the instructions of the Lessor.

(v)           Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Lessor shall have the right to dispose of (x) those Group VII Vehicles that are Program Vehicles either not accepted by the related Manufacturer under the applicable Eligible Vehicle Disposition Program pursuant to clause (iv) above or with respect to which a Manufacturer Event of Default has occurred, and (y) the Group VII Vehicles that are Non-Program Vehicles and to direct the Guarantor or the applicable Lessee to dispose of such Vehicles in accordance with its instructions.  In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or any Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 8.1 and, with respect to Program Vehicles, Section 8.2 of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 8 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

17.5           Measure of Damages.  If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default occurs and the Lessor, the Master Collateral Agent or the Trustee exercises the remedies granted to the Lessor, the Master Collateral Agent or the Trustee under this Section 17 or under Section 8.2 of the Base Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

(i)           all Rent and payments under this Lease (calculated as provided in Section 17.2); plus

(ii)           any damages and expenses (other than punitive and consequential damages), which the Lessor, the Master Collateral Agent or the Trustee will have sustained by reason of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

(iii)           all other amounts due and payable under this Lease; plus

(iv)           interest from time to time on amounts due and unpaid under this Lease at the VFR plus 1%, computed from the date of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default or the date payments were originally due the Lessor under this Lease or from the date of each expenditure by the Lessor which is recoverable from a Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee; minus

(v)           an amount equal to all sums realized by the Lessor, the Master Collateral Agent and the Trustee from the liquidation of the Financed Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Vehicle Disposition Programs, from sales of Vehicles to third parties, or otherwise); provided, however, that if a Financed Vehicle is delivered to the Manufacturer or the designated auction site for repurchase by the Manufacturer under the applicable Vehicle Disposition Program or for sale in accordance with the applicable Auction Procedures, respectively, and such Vehicle is accepted for repurchase or sale by such Manufacturer (as evidenced by a Condition Report indicating that such Vehicle conforms to the requirements for repurchase or sale under such Vehicle Disposition Program), the Lessor and the Trustee shall be deemed to have received thirty (30) days after the date of such acceptance or sale on account of this clause (v) an amount equal to the Net Book Value of such Vehicle, calculated as of its Disposition Date (less any Termination Payments payable in respect of such Vehicle).

17.6           Application of Proceeds.  The proceeds of any sale or other disposition of any Financed Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys’ fees in connection with the enforcement of this Lease, (ii) to the payment of outstanding Rent owing from the applicable Lessee and payments under the Lease owing from such Lessee (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Availability Payments, third, to outstanding Monthly Base Rent and Monthly Supplemental Payments pro rata, fourth, to outstanding Termination Payments, Casualty Payments and Late Return Payments pro rata and fifth, to outstanding late charges pursuant to Sections 5.5 and 17.5(iv)), (iii) to the payment of all other amounts due hereunder from such Lessee, (iv) to the payment of any amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto, and (v) any remaining proceeds to such Lessee.

17.7           Servicer Default.  Any of the following events shall constitute a default of both the Master Servicer and each Servicer (but only in their respective capacities as such) (each a “Servicer Default”) as that term is used herein:

(i)           the failure in a material respect of the Master Servicer or any Servicer to comply with or perform any provision of this Base Lease or any other Related Document with respect to any Group VII Series of Notes, and such default continues for more than thirty (30) days after the earlier of (x) the date written notice is delivered by the Lessor or the Trustee to the Master Servicer or any Servicer and (y) the date on which the Master Servicer or any Servicer has actual knowledge thereof;

(ii)           an Event of Bankruptcy occurs with respect to the Master Servicer or any Servicer;

(iii)           the failure of the Master Servicer or any Servicer to make any payment when due from it hereunder or under any of the other Related Documents with respect to any Group VII Series of Notes or to deposit any Collections with respect to Group VII Vehicles received by it into the applicable Collection Account when required under the

Related Documents with respect to any Group VII Series of Notes and, in each case, such failure continues for five (5) Business Days; or

(iv)           if any representation or warranty made by the Master Servicer or any Servicer in any Related Document with respect to any Group VII Series of Notes is inaccurate or incorrect or is breached or is false or misleading in any material respect as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Master Servicer or any Servicer to the Lessor or the Trustee pursuant to any Related Document with respect to any Group VII Series of Notes is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified, and the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading in any material respect, as the case may be, shall not have been eliminated or otherwise cured within thirty (30) days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the Master Servicer or any Servicer and (y) the date the Master Servicer or any Servicer has actual knowledge of such circumstance or condition.

On and following the Servicing Transfer Date (as defined in the Back-Up Servicing Agreement), all authority, power, duties and obligations, in each case only with respect to the Back-Up Servicing Obligations (as defined in the Back-Up Servicing Agreement) relating solely to the Group VII Series of Notes and the Group VII Collateral of the Master Servicer and each Servicer under the Base Indenture with respect to the Series 2010-3 Notes, any other outstanding Group VII Series of Notes, each related Series Supplement, the Group VII Master Lease, the other Related Documents and the Back-Up Servicing Agreement shall pass to, be vested in and/or be assumed by, as applicable, the Back-Up Servicer.  On and after the Action Notice Effective Date (as defined in the Back-Up Disposition Agent Agreement) all authority, power, duties and obligations, in each case only to the extent relating solely to the Group VII Series of Notes and the Group VII Collateral, with respect to the duties set out in Exhibit A of the Back-Up Disposition Agent Agreement under the heading “Duties after the Action Notice Effective Date”, of the Master Servicer and each Servicer under the Base Indenture with respect to the Series 2010-3 Notes, any other outstanding Group VII Series of Notes, each related Series Supplement, the Group VII Master Lease, the other Related Documents and the Back-Up Disposition Agent Agreement shall pass to and be vested in and/or be assumed by, as applicable, the Back-Up Disposition Agent.

SECTION 18.                           MANUFACTURER EVENTS OF DEFAULT.  If a Manufacturer Event of Default occurs and is continuing with respect to a Manufacturer that is a Manufacturer of Program Vehicles at the time of such event, the Lessees on behalf of the Lessor shall (a) no longer place Vehicle Orders for additional Program Vehicles from such Manufacturer (each, a “Defaulting Manufacturer”), (b) no longer turn back Program Vehicles for repurchase under any Vehicle Disposition Program of a Defaulting Manufacturer, (c) either (i) convert such Program Vehicles to Non-Program Vehicles in accordance with Section 14(a) or (ii) act at the direction of the Lessor or, to the extent permitted under any Group VII Indenture, the Trustee, to take commercially reasonable action to liquidate the Program Vehicles with respect to such Manufacturer (provided that if such Manufacturer Event of Default is cured and no longer continuing at any time when the Lessee is liquidating such Program Vehicles, the Lessee may cease liquidating such Program Vehicles) and (d) to the extent not legally prohibited from doing so, cancel any Vehicle Order with such Defaulting Manufacturer for Program Vehicles to which a vehicle identification number (a “VIN”) has not been assigned as of the date such Manufacturer Event of Default occurs.

For purposes hereof, “Manufacturer Event of Default” shall mean, with respect to each such event with respect to a Manufacturer of Program Vehicles (i) the failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer’s Vehicle Disposition Programs and its incentive programs, in an aggregate amount with respect to Group VII Vehicles that are Program Vehicles in excess of $5,000,000 (net of amounts aggregating no more than $10,000,000 (A) that are the subject of a good faith dispute, as evidenced in writing by either the applicable Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs and (B) with respect to which the applicable Lessee or Guarantor, as the case may be, has provided adequate reserves as reasonably determined by such Person), which failure, in the case of each such Guaranteed Payment, Repurchase Payment and/or Incentive Payment included in such amount in excess of $5,000,000 continues for more than thirty (30) days following the date such amounts are due under the applicable Vehicle Disposition Program for the related Vehicle, (ii) the occurrence and continuance for a period of thirty (30) days of an Event of Bankruptcy with respect to such Manufacturer, and the Confirmation Condition is not satisfied; provided, that for the purposes of clauses (a), (b) and (d) of this Section 18, the Lessees and the Lessor agree to take (or refrain from taking) the actions specified in such clauses if not legally prohibited from doing so during the thirty (30) day period following such Event of Bankruptcy or (iii) the termination of such Manufacturer’s Vehicle Disposition Program or the failure of such Manufacturer’s Vehicle Disposition Program to qualify as an Eligible Vehicle Disposition Program; provided, that such termination or failure shall not constitute a Manufacturer Event of Default so long as such Manufacturer continues to perform its obligations under the related Vehicle Disposition Program with respect to related Program Vehicles that are Group VII Vehicles as of the date of such termination and the Lessees and the Lessor take (or refrain from taking) the actions specified in clauses (a) and (d) of this Section 18.

For purposes hereof, “Confirmation Condition” shall mean, with respect to a Manufacturer that is the subject of an Event of Bankruptcy that is a proceeding under Chapter 11 of the Bankruptcy Code to reorganize (the “Proceeding”), a condition that is satisfied upon entry and during the effectiveness of an order by the bankruptcy court having jurisdiction over the Proceeding approving (i) (A) (1) assumption (or assumption and assignment) under Section 365 of the Bankruptcy Code by the Manufacturer, or trustee in bankruptcy on its behalf, of its Vehicle Disposition Program (and all related Assignment Agreements) and/or (2) pursuant to a sale under Section 363 of the Bankruptcy Code of the Manufacturer’s assets, assumption by a purchaser of such Manufacturer’s Vehicle Disposition Program (and all related Assignment Agreements), (B) payment of all amounts due and payable by the Manufacturer to RCFC or its Affiliates under its Vehicle Disposition Program, and (C) all actions and payments necessary to cure all existing defaults by the Manufacturer with respect to RCFC or its Affiliates under the Vehicle Disposition Program to the date of effectiveness of such order; provided, that in the case of the preceding clause (i)(A)(2), the Lessees and the Lessor take (or refrain from taking) the actions specified in clauses (a) and (d) of Section 18; or (ii) (A) execution, delivery and performance by the Manufacturer of (x) a new post-petition Vehicle Disposition Program under which RCFC is an eligible fleet purchaser and having substantially the same terms and covering Vehicles with substantially the same characteristics as the Vehicle Disposition Program in effect on the date the Proceeding was commenced, and (y) new Assignment Agreements effecting the assignment of benefits of such new Vehicle Disposition Program from RCFC to the Master Collateral Agent and acknowledged by the Manufacturer, (B) payment of all amounts due and payable by such Manufacturer to RCFC or its Affiliates under the previous Vehicle Disposition Program at the time of the execution and delivery of the new post-petition Vehicle Disposition Program, and (C) all actions and payments necessary to cure all existing defaults by the Manufacturer with respect to RCFC or its Affiliates under the previous Vehicle Disposition Program to the date of effectiveness of such order, and in each case in (i) or (ii) above the actions and payments in clause (C) have been taken or made.

For the avoidance of doubt, a Manufacturer Event of Default with respect to a Manufacturer shall not be continuing as of any date of determination if:

(i)           a Manufacturer Event of Default under clause (i) of the definition of Manufacturer Event of Default has occurred with respect to such Manufacturer and a Manufacturer Event of Default under clause (ii) of the definition of Manufacturer Event of Default has not occurred with respect to such Manufacturer, the failure of such Manufacturer to pay the applicable amounts in excess of $5,000,000 is cured on or before such date;

(ii)           a Manufacturer Event of Default under clause (ii) of the definition of Manufacturer Event of Default has occurred with respect to such Manufacturer, either (A) the applicable Event of Bankruptcy with respect to such Manufacturer is no longer continuing as of such date or (B) the Confirmation Condition with respect to such Manufacturer is satisfied on or before such date; or

(iii)           (A) there are no Program Vehicles manufactured by such Manufacturer as of such date and (B) the Lessee is in compliance with clauses (a) through (d) of the first paragraph of Section 18 with respect to such Manufacturer as of such date.

SECTION 19.                           CERTIFICATION OF TRADE OR BUSINESS USE.  Pursuant to Section 7701 of the Code and as set forth in Attachment C hereto, each Lessee will warrant and certify as of the Closing Date with respect to each Group VII Series of Notes that (1) such Lessee intends to use the Acquired Vehicles in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

SECTION 20.                           SURVIVAL.  In the event that, during the term of this Lease, a Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Lease, until all such amounts are paid or reimbursed by such Lessee.

SECTION 21.                           RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE.  Notwithstanding anything to the contrary contained in this Lease, each Lessee and the Guarantor acknowledges that each of the Lessees and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Beneficiaries specified therein, in all of its right, title and interest in, to and under the Vehicles, the related Vehicle Disposition Programs, the Master Collateral Account and all other Master Collateral specified in the Master Collateral Agency Agreement as being pledged by DTG Operations and RCFC, and each Lessee and the Guarantor further acknowledges that the Lessor, pursuant to each Group VII Indenture, has granted a security interest to the Trustee in all of its right, title and interest in, to and under the RCFC Agreements, the Collection Account and the other Collateral described in each such Group VII Indenture.  Accordingly, each Lessee and the Guarantor agrees that:

(i)           Subject to the terms of each Group VII Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder.  Specifically, each Lessee and the Guarantor agrees that, upon the occurrence of an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any applicable right or remedy against each Lessee or the Guarantor provided for herein and/or in the applicable Group VII Indenture or the Master Collateral Agency Agreement with respect to the Group VII Series of Notes, the Group VII Collateral, the Group VII Master Collateral and the Related Documents with respect to the Group VII Series of Notes, in each case subject to the terms and conditions of the related Group VII Indenture, and none of the Lessees or the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

(ii)           Upon the delivery by the Master Collateral Agent or the Trustee of any notice to a Lessee or the Guarantor stating that an Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default has occurred, then such Lessee or the Guarantor shall, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Collateral), treat the Master Collateral Agent or the Trustee or the Master Collateral Agent’s or the Trustee’s designee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Lease that are asserted by the Master Collateral Agent or the Trustee as the successor to the Lessor hereunder, irrespective of whether such Lessee or the Guarantor has received any such notice from the Lessor;

(iii)           Pursuant to the Base Indenture, the Lessor hereby irrevocably authorizes and directs each Lessee to, and each Lessee shall, make payments of Rent hereunder directly to the Trustee for deposit in the Group VII Collection Account established by the Trustee for receipt of such payments pursuant to the Base Indenture, and such payments shall discharge the obligation of such Lessee to the Lessor hereunder with respect to Rent to the extent of such payments.  Each Lessee further acknowledges that pursuant to the Master Collateral Agency Agreement, the Lessor has irrevocably authorized and directed such Lessee to, and such Lessee shall, cause all payments under the related Lessee Agreements, each Vehicle Disposition Program, and all other Master Collateral pledged by such Lessee to the Master Collateral Agent for the benefit of the Trustee (as Beneficiary on behalf of the holders of each Series of Notes included in the Group VII Series of Notes), to be made directly to the Master Collateral Agent for deposit in the

Master Collateral Account established by the Lessor for receipt of such payments pursuant to the Master Collateral Agency Agreement, and each such payment (other than any payment that is subject to distribution to such Lessee or its designee pursuant to Section 2.5(c) of the Master Collateral Agency Agreement and that is not transferred to the Collection Account) shall constitute a prepayment in respect of the obligation of such Lessee to pay the Rent due hereunder on the next succeeding Due Date.  Upon written notice to a Lessee of a sale or assignment by the Trustee or Master Collateral Agent of its right, title and interest in moneys due under this Lease or the Master Collateral Agency Agreement to a successor Trustee or Master Collateral Agent, such Lessee shall thereafter make payments of Rent hereunder or payments in respect of the Master Collateral, as applicable, to the party specified in such notice;

(iv)           Upon request made by the Master Collateral Agent at any time, each Lessee will take such actions as are requested by the Master Collateral Agent to assist the Master Collateral Agent in maintaining the Master Collateral Agent’s perfected security interest in the Vehicles leased by such Lessee under this Lease, the Certificates of Title with respect thereto and the related Master Collateral pursuant to the Master Collateral Agency Agreement; and

(v)           A security interest in the Lessor’s rights under this Lease has been granted by the Lessor to the Trustee pursuant to the Base Indenture as collateral security only for all Series of Notes included in Group VII and, accordingly, all references herein to “all” Series of Notes shall refer only to all Series of Notes included in Group VII.

SECTION 22.                           MODIFICATION AND SEVERABILITY.  The terms of this Lease will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Lessor, each Lessee and (except as to matters referred to in Section 27.3) the Guarantor, and consented to in writing by the Master Collateral Agent and the Trustee, the Required Noteholders (provided, however, that the consent of the Required Noteholders shall not be a condition precedent to the effectiveness or validity of any such action taken with respect to the terms of this Lease that will not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Group VII Noteholders in this Lease) and each Enhancement Provider with respect to each Series of Notes that is a Group VII Series of Notes.  If any part of this Lease is not valid or enforceable according to law, all other parts will remain enforceable.  The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

Notwithstanding the foregoing provisions of this Section 22, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Master Collateral Agent, the Trustee, any Group VII Noteholders or any Enhancement Provider, enter into any amendment, supplement or other modification to this Lease to cure any apparent ambiguity or to correct or supplement any provision in this Lease that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a Material Adverse Effect on the interests of any Enhancement Provider for a Series of Notes included in the Group VII Series of Notes, based upon, at the request of the Trustee, an Opinion of Counsel and an officers’ certificate of the Lessor and each Lessee addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee, each Enhancement Provider with respect to any Series of Notes included in the Group VII Series of

Notes and each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

SECTION 23.                           CERTAIN REPRESENTATIONS AND WARRANTIES.  Each Lessee and Servicer represents and warrants to the Lessor, as to itself and the Vehicles leased by it hereunder, and the Guarantor represents and warrants to the Lessor, as to itself and as to each Lessee and Servicer, that as of the Closing Date with respect to each Group VII Series of Notes:

23.1           Due Incorporation, Authorization, No Conflicts, Etc.  Each of the Lessees and the Guarantor is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on such Lessee or the Guarantor.  The execution, delivery and performance by each Lessee and the Guarantor of this Lease and the other Related Documents with respect to the Group VII Series of Notes to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including shareholder approval, if required), have received all necessary governmental and other consents or approvals (in each case, if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on such Lessee or the Guarantor, as applicable.  This Lease and each other Related Document to be executed and delivered by a Lessee or the Guarantor are (or when executed and delivered will be) the legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights.

23.2           Financial Information; Financial Condition.  All balance sheets and all statements of operations of shareholders’ equity and of cash flow, which have been or shall hereafter be furnished by it to the Lessor or the Trustee for the purposes of or in connection with this Lease or the Related Documents with respect to the Group VII Series of Notes have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby.

23.3           Litigation.  Except for (i) claims set forth in Schedule 1, as may be amended in connection with each such Closing Date or the date a Joining Party becomes a Lessee pursuant to the Affiliate Joinder in Lease and (ii) claims which are fully covered by insurance, no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Lessees’ and the Guarantor’s knowledge, threatened against a Lessee or the Guarantor which would, if adversely determined, have a Material Adverse Effect on a Lessee or the Guarantor.

23.4           Liens.  As of the date hereof, there is no Lien on, or no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in, the Vehicles leased hereunder, except those in favor of the Lessor, the Master Collateral Agent or the Trustee (other than those set forth in Schedule 4, as may be amended in connection with each such Closing Date or the date a Joining Party becomes a Lessee pursuant to the Affiliate Joinder in Lease, and other Permitted Liens).

23.5           Necessary Actions.  Upon the Servicers causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles or as otherwise provided for by the Master Collateral Agency Agreement or the Base Indenture, and the filing of the financing statements referenced in Section 36(h) naming each Lessee as debtor, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and, assuming the delivery to, and continuing possession by, the Lessor or its agents or assignees of all instruments and documents (in each case as defined in the UCC as in effect in New York) a security interest in which is perfected by possession (except with regard to property constituting fixtures, any reserved rights of the United States government as required by law, Liens upon patents, patent licenses, trademarks, service marks and trademark licenses, to the extent that such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the applicable jurisdiction, Liens on Master Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia, and Liens on general intangibles or accounts (in each case as defined in the UCC as in effect in New York) on which the United States of America or any department, agency, or instrumentality thereof is the obligor), and assuming that the applicable Lessee has rights in the Master Collateral within the meaning of the UCC as in effect in New York, the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein (but as to the copyrights and copyright licenses and accounts arising therefrom, only to the extent the UCC of the relevant jurisdiction, from time to time in effect, is applicable), prior to the rights of all other Persons (except, with respect to goods (as defined in the UCC), buyers in the ordinary course of business to the extent provided in Section 9-320(b) of the UCC as from time to time in effect in the applicable jurisdiction) therein and subject to no other Liens other than Permitted Liens (and the interests of such buyers in the ordinary course of business) and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

23.6           Employee Benefit Plans.  (a) During the twelve consecutive month period prior to the date hereof (or, with respect to each Series of Notes included in the Group VII Series of Notes after the Closing Date for the initial Group VII Series of Notes, the Closing Date with respect to such Series of Notes):  (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by a Lessee, the Guarantor or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon such Lessee or the Guarantor, and (c) none of the Lessees and the Guarantor has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon any Lessee or the Guarantor.

23.7           Investment Company Act.  Neither the Guarantor nor any Lessee is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

23.8           Regulations T, U and X.  Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

23.9           Business Locations; Trade Names; Principal Places of Business Locations.  Schedule 3, as may be amended in connection with each Closing Date or the date a Joining Party becomes a Lessee pursuant to an Affiliate Joinder in Lease or at any time in connection with a change in such information as otherwise permitted under the Related Documents, lists each of the locations where each Lessee and the Guarantor maintains a chief executive office, principal place of business, as well as such Person’s legal name, each name under or by which it conducts its business, each state in which it conducts business or has any records and the state in which it has its principal place of business.

23.10                      Taxes.  Each Lessee and the Guarantor has filed all material tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.  As of such Closing Date, there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to each Lessee’s and the Guarantor’s knowledge, material tax liability for any period for which returns have been filed or were due, other than those contested in good faith by appropriate proceedings and with respect to which (x) adequate reserves have been established and are being maintained in accordance with GAAP and (y) the failure to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect on such Lessee or the Guarantor or a material adverse effect on the Group VII Noteholders.

23.11                      Governmental Authorization.  Each of the Lessees and the Guarantor has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect on such Person.

23.12                      Compliance with Laws.  Each Lessee and the Guarantor:  (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on such Person, and to the best knowledge of each Lessee and the Guarantor, no such violation has been alleged; (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on such Person; and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on such Person.

23.13                      Eligible Vehicles; Eligible Franchisees.  Each Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Vehicle, an Eligible Vehicle, and each Franchisee subleasing an Eligible Vehicle from a Lessee is or will be, as the case may be, on the sublease commencement date with respect to such Eligible Vehicle, an Eligible Franchisee.

23.14                      Supplemental Documents True and Correct.  All information contained in any Vehicle Order, Refinancing Schedule or other Supplemental Document which has been submitted, or which may hereafter be submitted by a Lessee or the Guarantor to the Lessor is, or will be, true, correct and complete in all material respects.

23.15                      Accuracy of Information.  All certificates, reports, statements, documents and other information furnished to the Lessor, the Trustee or the Master Collateral Agent by the Guarantor or any Lessee pursuant to any provision of any Related Document with respect to the Group VII Series of Notes, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document with respect to the Group VII Series of Notes, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor, the Trustee or the Master Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, shall constitute a representation and warranty by the Guarantor and such Lessee made on the date the same are furnished to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, to the effect specified herein.

Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to each Series of Notes included in Group VII.

SECTION 24.                           CERTAIN AFFIRMATIVE COVENANTS.  Each Lessee and, as applicable, each Servicer, the Master Servicer and DTAG in its capacity as Guarantor, covenants and agrees that, until the expiration or termination of this Lease, and thereafter until the obligations of such Lessee, such Servicer, the Master Servicer or the Guarantor, as applicable, under this Lease and the Related Documents with respect to the Group VII Series of Notes are satisfied in full, unless at any time the Lessor, the Master Collateral Agent and the Trustee shall otherwise expressly consent in writing, it will:

24.1           Corporate Existence; Foreign Qualification.  Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence (except as permitted under Section 25.1); (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect on it; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that its failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on it.

24.2           Books, Records and Inspections.  (i) Maintain books and records that are complete and accurate in all material respects with respect to the Vehicles leased by it under this Lease; and (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee and otherwise subject to the conditions set forth in the first paragraph of Section 24.10, including with respect to confidentiality, permit the Lessor, the Master Collateral Agent or the Trustee or their respective agents or representatives (A) to examine and make copies of all books, records and documents in the possession or under the control of such Person relating to the Vehicles leased under this Lease, including without limitation, in connection with the Master Collateral Agent’s or the Trustee’s satisfaction of any requests of a Manufacturer performing an audit under its Vehicle Disposition Program and (B) to visit the office and properties of each Lessee for the purpose of examining such materials, and to discuss matters relating to the Group VII Vehicles leased under this Lease with the applicable Lessee’s independent public accountants or with any of the officers or employees of the applicable Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the Master Collateral Agent or the Trustee may reasonably request.

24.3           Vehicle Disposition Programs.  With respect to each Program Vehicle leased by a Lessee, comply, or cause the related Franchisee to comply, as appropriate, with all of its obligations under the applicable Vehicle Disposition Program relating to such Vehicle.

24.4           Reporting Requirements.  Furnish, or cause to be furnished to the Lessor (or to such other Persons as are specified below), each of the following:

(a)           Daily Reports.  Daily reports of the Master Servicer as follows:  On each Business Day commencing on the Lease Commencement Date, the Master Servicer shall prepare and maintain at the office of the Master Servicer, a record (each, a “Daily Report”) setting forth the aggregate amount of (i) Guaranteed Payments, Repurchase Payments, Disposition Proceeds and Incentive Payments received from Manufacturers under Vehicle Disposition Programs or incentive programs, or from other Persons in connection with the sale or disposition of Vehicles leased under this Lease, (ii) insurance proceeds in respect of Vehicles leased under this Lease, (iii) payments in respect of Lessee Agreements and (iv) any other Collections in respect of the Master Collateral allocable to the Trustee as Beneficiary (on behalf of the Group VII Noteholders) and in each case deposited in the Master Collateral Account and reported to the Master Servicer by the Master Collateral Agent, in accordance with Section 2.5(c) of the Master Collateral Agreement, not more than the second Business Day preceding such Daily Report, and setting forth (x) the aggregate dollar amount of the Collections identified in the foregoing clauses (i) through (iv), (y) during the continuance of a Lease Event of Default or a Liquidation Event of Default, and as needed under Section 2.5(d) or (e) of the Master Collateral Agency Agreement or, in the sole judgment of the Master Collateral Agent, as otherwise needed, the portion of such Collections representing proceeds of the Master Collateral pledged by the Lessor and the portion pledged by each Lessee, and (z) the aggregate dollar amount of Sublease payments, insurance payments, warranty payments (if any), and other payments which, so long as no Lease Event of Default or Liquidation Event of Default has occurred and is continuing, may be withdrawn from the Master Collateral Account and distributed to the applicable Lessee, as set forth in Section 2.5(c) of the Master Collateral Agency Agreement.  Before 3:00 p.m. (New York City time) on each such Business Day, the Master Servicer shall deliver a copy of the Daily Report to the Master Collateral Agent and the Trustee.

(b)           Monthly Certificate.  Monthly certificates of the Master Servicer as follows:  On each Reporting Date, the Master Servicer shall forward to the Lessee, the Lessor, the Trustee, the Paying Agent, each applicable Rating Agency and any applicable Enhancement Provider, an Officer’s Certificate of the Master Servicer (each, a “Monthly Certificate”) setting forth, inter alia, the following information (which, in the cases of clauses (iii), (iv) and (v) below, shall be expressed as a dollar amount per $1,000 of the original principal amount of such Notes and as a percentage of the outstanding principal balance of such Notes as of such date):  (i) the aggregate amount of payments received from the Manufacturers under Vehicle Disposition Programs and deposited in the Master Collateral Account and the aggregate amount of other Group VII Collections processed for the Related Month with respect to such Reporting Date; (ii) the Invested Percentage on the last day of the second preceding Related Month of each Series of Notes included in the Group VII Series of Notes (or, until the end of the second Related Month for such Series of Notes, as of the Closing Date for such Series); (iii) for each Series included in the Group VII Series of Notes, the total amount to be distributed to Noteholders of each such Series on the next succeeding Payment Date; (iv) for each Series included in the Group VII Series of Notes, the amount of such distribution allocable to principal on the Notes of such Series; (v) for each Series included in the Group VII Series of Notes, the amount of such distribution allocable to interest on the Notes; (vi) for each Series included in the Group VII Series of Notes, the amount of Enhancement used or drawn (or to be used or drawn) in connection with the distribution to Noteholders of each such Series on the next succeeding Payment Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; (vii) for each Series included in the Group VII Series of Notes, the Series Monthly Servicing Fee for the next succeeding Payment Date; (viii) for each Series included in the Group VII Series of Notes, the applicable Pool Factor for such Series with respect to such Related Month; (ix) the Aggregate Asset Amount of all Group VII Series of Notes and the amount of the Asset Amount Deficiency of all Group VII Series of Notes, if any, at the close of business on the last day of the Related Month; (x) whether, to the knowledge of the Master Servicer, any Lien exists on any of the Collateral for any Series of Notes included in the Group VII Series of Notes (other than Permitted Liens); and (xi) the percentage of Vehicles leased under this Lease constituting Program Vehicles, the percentage of Vehicles leased under this Lease constituting Non-Program Vehicles, and the percentage of Vehicles leased under this Lease constituting Program Vehicles of each Manufacturer and Non-Program Vehicles of each Manufacturer, each as of the end of the Related Month.  The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 24.4(b).

(c)           Audit Report.  As soon as available and in any event within one hundred ten (110) days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders’ equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP, and certified by Deloitte & Touche LLP (or such other independent certified public accountants of recognized national standing as shall be selected by the Guarantor) as presenting fairly in all material respects the consolidated financial condition and results of operations of the Guarantor and its Subsidiaries, with such exceptions as may be noted in such accountants’ report.  In addition to such accountants’ report, such independent certified public accountants shall deliver to the Guarantor and the Lessor, a copy, which will be provided by the Lessor to each applicable Rating Agency, of a letter to the effect that during the course of their audit of the consolidated financial statements of the Guarantor nothing has come to their attention that leads them to believe that a Lease Event of Default or Potential Lease Event of Default under this Lease exists.  Each audit report provided by the Guarantor pursuant to this Section 24.4(c) shall include a certification from the chief financial or accounting officer of the Guarantor stating whether, to the actual knowledge of such officer, there exists on the date of the certificate any condition or event which then constitutes, or which after notice or lapse of time or both would constitute, a Lease Event of Default or Potential Lease Event of Default, and, if any such condition or event exists, specifying the nature and period of existence thereof and the action the Lessee is taking and proposes to take with respect thereto.

(d)           Quarterly Statements.  Quarterly statements of the Guarantor as follows:  As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Guarantor, the Guarantor shall forward to the Lessor and each applicable Rating Agency copies of (i) the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal quarter and (ii) the related unaudited statements of earnings and cash flows of the Guarantor and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal year through such fiscal quarter (and as to the statement of earnings for such fiscal quarter) and as to the statements of earnings and cash flows, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Guarantor as presenting fairly in all material respects the consolidated financial condition and results of operations of the Guarantor and its Subsidiaries (subject to normal year-end adjustments).  Each certification provided by the Guarantor pursuant to this Section 24.4(d) shall include a certification stating whether, to the actual knowledge of such officer, there exists on the date of the certificate any condition or event which then constitutes, or which after notice or lapse of time or both would constitute, a Lease Event of Default or Potential Lease Event of Default, and, if any such condition or event exists, specifying the nature and period of existence thereof and the action that such Lessee is taking and proposes to take with respect thereto.

(e)           Lease Events of Default; Manufacturer Events of Default.  Notices of Lease Events of Default and Manufacturer Events of Default as follows:  Promptly after a Lessee or the Guarantor has actual knowledge of the occurrence of any Lease Event of Default, Potential Lease Event of Default or Manufacturer Event of Default, such Lessee or the Guarantor shall provide to the Lessor and each applicable Rating Agency a written statement of an Authorized Officer of such Person describing such event and the action that such Lessee or the Guarantor proposes to take with respect thereto.

(f)           Monthly Vehicle Statements.  Monthly Vehicle Statements as follows:  On each Reporting Date, each Lessee shall provide to the Lessor and each applicable Rating Agency a monthly vehicle statement (each, a “Monthly Vehicle Statement”) in a form acceptable to the Lessor, which shall specify, for the Vehicles leased hereunder during the Related Month by each Lessee, (i) the last eight digits of the VIN, (ii) whether each such Vehicle is leased under Annex A or Annex B hereto, (iii) the aggregate Capitalized Cost for such Vehicles, (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month, (v) the Manufacturer of each such Vehicle, (vi) the make and model of each such Vehicle, (vii) the state in which each such Vehicle is registered as of the end of the Related Month, (viii) the Lease Commencement Date for each such Vehicle, (ix) the date each such Vehicle was paid for, (x) if available, the mileage of each such Vehicle as of the end of the Related Month, (xi) the last recorded physical location of each such Vehicle as of the end of the Related Month, (xii) whether each such Vehicle is a Program Vehicle or Non-Program Vehicle, (xiii) for each Program Vehicle, the minimum hold period and the maximum hold period under the applicable Vehicle Disposition Program, (xiv) the last eight digits of the VINs for those Vehicles that have been delivered to Manufacturers or designated auction sites pursuant to the applicable Vehicle Disposition Program, and that have been sold, during the Related Month, (xv) the last eight digits of the VINs for those Vehicles that have become a Casualty during the Related Month and their respective Net Book Values (as of the earlier of the last day of such Related Month and the date such Vehicle is disposed of or becomes a Casualty, as applicable), (xvi) the total amount of Monthly Base Rents, Monthly Variable Rents, Monthly Finance Rents, Monthly Supplemental Payments, Availability Payment, Termination Payments and Late Return Payments due for the Related Month on the related Due Date, (xvii) all prepayments of Rent received during the Related Month from Guaranteed Payments, Repurchase Payments, Disposition Proceeds and Incentive Payments received by the Lessor during the Related Month from the Manufacturers, auctions and other Persons, as the case may be, (xviii) the aggregate Depreciation Charges as of the end of the Related Month for all such Vehicles continuing in the possession of each Lessee, (xix) information with respect to each Lessee necessary for the Master Servicer to compute the Aggregate Asset Amount of the Group VII Series of Notes as of the end of the Related Month, (xx) information with respect to each Lessee necessary for the Master Servicer to compute the Availability Payment for each Lessee with respect to the Related Month, and (xxi) any other charges owing from, and credits due to, each Lessee under this Lease as of the end of the Related Month.

(g)           Annual Certificate.  Each Lessee will deliver to RCFC, the Trustee and any applicable Enhancement Provider under each Group VII Indenture, with a copy to each applicable Rating Agency rating any outstanding Series of Notes, on or before April 15 of each calendar year, beginning with April 15, 2011, an Officer’s Certificate substantially in the form of Attachment E (each, an “Annual Certificate”) (a) stating that a review of the activities of the Lessee during the preceding calendar year and of its performance under this Lease and the other Related Documents with respect to the Group VII Series of Notes to which each Lessee is a party was made under the supervision of the officers signing such certificate, (b) stating that to the best of such officers’ knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Lease Event of Default or Amortization Event and that such Lessee has fully performed all its obligations under this Lease and such other Related Documents throughout such period, or, if there has occurred such event or a Lease Event of Default or Amortization Event, specifying each such event known to such officers and the nature and status thereof, and (c) stating (and containing an Opinion of Counsel to the effect) that all necessary Uniform Commercial Code continuation statements and other Uniform Commercial Code filings have been completed (including, without limitation, any “precautionary filings” made by each of the Lessees in favor of the Lessor), all necessary Assignment Agreements have been executed and delivered pursuant to Section 2.1 of the Master Collateral Agency Agreement, and all other actions, if any, required to maintain the perfected security interest of the Trustee or the Master Collateral Agent on behalf of the Trustee in the Collateral and in the Master Collateral have been taken and that the Trustee or the Master Collateral Agent continues to have a perfected security interest in the Collateral and Master Collateral.

(h)           Non-Program Vehicle Report.  Annual reports of independent public accountants as follows:  On or before the second Determination Date immediately following each March 31 of each year, beginning with March 31, 2011, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer and who is reasonably acceptable to the Required Noteholders for each Group VII Series of Notes with respect to its Series of Notes) to furnish a report (the “Non-Program Vehicle Report”) to the Lessor, the Trustee, each applicable Rating Agency and the Master Collateral Agent to the effect that they have performed certain agreed upon procedures with respect to the calculation of Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Master Servicer pursuant to clause (a) above and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.  In addition to the foregoing, the Master Servicer shall cause a Non-Program Vehicle Report to be furnished on the Determination Date in November 2010, which report shall contain information relating solely to Non-Program Vehicles that constitute Collateral for the Series of Notes designated as “Group V” Series of Notes pursuant to the related Series Supplements.  The Master Servicer shall serve as agent for the users of the report in determining the sufficiency of such procedure.

(i)           Verification of Title.  On or prior to the Determination Date occurring in June of each year, beginning with the Determination Date occurring in June 2011, RCFC shall cause a nationally recognized firm of independent certified public accountants to furnish a report to the Trustee and each applicable Rating Agency, if any, referred to in the definition of “Rating Agency Condition” with respect to the relevant Series of Notes to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the Group VII Vehicles as of the end of April of such year, designed to provide a ninety-five percent (95%) confidence level confirming that such Vehicles are titled in the name of Rental Car Finance Corp. and the Certificates of Title indicate a first lien in the name of the Master Collateral Agent.

(j)           Notice of Final Judgment.  Promptly, provide to each applicable Rating Agency rating any outstanding Group VII Series of Notes notice of any final judgment in excess of $100,000 rendered against the Lessor.

(k)           Other.  From time to time, such other information, documents, or reports regarding the Vehicles or the financial position, the results of operations or business of the Lessees as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Lease or any other Related Document.

24.5           Taxes and Liabilities.  Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Vehicles), except as contested in good faith and by appropriate proceedings (but only if and so long as forfeiture of any material part of the Vehicles leased under this Lease will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest) and with respect to which (a) adequate reserves have been established, and are being maintained, in accordance with GAAP, and (b) the failure to make such payments and the maintaining of such reserves would not have a Material Adverse Effect on such Person or a material adverse effect on the Group VII Noteholders.

24.6           Compliance with Laws.  Comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on such Person.

24.7           Maintenance of Separate Existence.  Maintain certain policies and procedures relating to its existence as a separate corporation as follows: Each of the Guarantor and each Lessee acknowledges its receipt of copies of those certain opinion letters issued by Latham & Watkins LLP, dated as of the Closing Date for each Group VII Series of Notes outstanding and addressing the issue of substantive consolidation as it may relate to the Guarantor and the Lessees, on the one hand, and the Lessor, on the other.  Each of the Guarantor and each Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions relating to the Guarantor and such Lessee set forth in each such opinion letter and any subsequent similar Opinion of Counsel delivered in respect of a Group VII Series of Notes outstanding; provided, however, that the Guarantor or such Lessee may cease to maintain any policy or procedure if and to the extent that the Guarantor or such Lessee delivers to the Lessor and the Trustee an Opinion of Counsel providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation.

24.8           Master Collateral Agent as Lienholder.  Maintain certain computer records as follows:  Concurrently with each leasing of a Vehicle under this Lease, the Master Servicer and the related Servicer each shall indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the Lessees, as the case may be, is the holder of a Lien on such Vehicle for the benefit of the Trustee pursuant to the terms of the Master Collateral Agency Agreement.

24.9           Maintenance of Property.  Keep, or cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, that nothing in this Section 24.9 shall require it to maintain, or to make any renewals, replacements, additions, betterment or improvements of or to, any tangible property if such property, in its reasonable opinion, is obsolete or surplus or unfit for use or cannot be used advantageously in the conduct of its business.

24.10         Access to Certain Documentation and Information Regarding the Collateral.  Provide to the Trustee and the Master Collateral Agent reasonable access to the documentation regarding the Group VII Collateral and the Group VII Master Collateral, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the normal security and confidentiality procedures of the applicable Lessee, the applicable Servicer or the Master Servicer, as the case may be, and (iv) at offices in the continental United States designated by such Lessee, such Servicer or the Master Servicer, as the case may be, which, if they are not the offices where such documentation normally is kept, shall be accessible without unreasonable effort or expense.

In addition, commencing on the date ten (10) days after the date that a Lessee or the Master Servicer receives from the Trustee or any Note Owner of any Note included in the Group VII Series of Notes a written request therefor, which request shall (x) contain a certification of such Note Owner that such person is a Note Owner and (y) provide an address for delivery, then and thereafter, unless and until such Lessee or the Master Servicer receives from such Note Owner a request to discontinue same, the Lessee or the Master Servicer, as applicable, shall deliver the information specified below directly to such Note Owner (and, if requested, to one other person as may be specified in such Note Owner’s written request) substantially concurrently with the delivery by such Lessee or the Master Servicer, as applicable, of such information to any of the Trustee, any Group VII Noteholder or RCFC; provided, however, if such Lessee or the Master Servicer, as applicable, is not otherwise obligated hereunder to deliver such information to the Trustee, any Group VII Noteholder or RCFC on a periodic basis, then, unless otherwise specified below, such Lessee or the Master Servicer, as applicable, shall deliver the following information to such Note Owner at the time delivered under the relevant section:

(i)           the Monthly Certificate delivered pursuant to Section 24.4(b);

(ii)           the Monthly Vehicle Statement delivered pursuant to Section 24.4(f);

(iii)           any financial reports and letters required to be delivered under Sections 24.4(c) and (d); and

(iv)           the Annual Certificate delivered pursuant to Section 24.4(g).

24.11         Maintenance of Credit Enhancement.  The Guarantor agrees to maintain with respect to each Series of Notes included in the Group VII Series of Notes a letter of credit (or other credit enhancement as provided for in, and permitted by, the related Series Supplement) supporting the obligations of the Lessees under this Lease in a stated amount that is at least equal to the Minimum Letter of Credit Amount, if any, for such Series of Notes or otherwise meeting the requirements thereof.

24.12         Certain Additional Actions.  The Master Servicer and each Servicer shall from time to time, as and when specified in the applicable Supplement for any Series of Notes included in the Group VII Series of Notes, provide such notices to the Trustee and to such other Persons specified in such Supplement, and perform such other actions, as are in each case specified therein, including without limitation any notices relating to any letters of credit or other
Enhancement provided for under such Supplement, and the establishment of any cash collateral accounts relating thereto.

24.13         Minimum Depreciation Rate.  Each Servicer and the Master Servicer agree that the scheduled daily depreciation charge with respect to Non-Program Vehicles leased under this Lease shall be established such that (i) the Depreciation Charges accruing with respect to each such Non-Program Vehicle during each Related Month shall be at least equal to 1.00%, and (ii) the weighted average Depreciation Charges accruing with respect to all such Non-Program Vehicles during each Related Month shall be at least equal to the lesser of (a) 1.50% and (b) such lower percentage in respect of which the Rating Agency Condition with respect to each Group VII Series of Notes shall have been satisfied.

SECTION 25.                           CERTAIN NEGATIVE COVENANTS.  Until the expiration or termination of this Lease and thereafter until the obligations of the Lessees are paid in full, each Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent and the Trustee shall otherwise expressly consent in writing, it will not:

25.1           Mergers, Consolidations.  Be a party to any merger or consolidation, other than a merger or consolidation of such Lessee into or with another entity if:

(a)           the Person formed by such consolidation or into or with which such Lessee is merged shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if such Lessee is not the surviving entity, shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of such Lessee hereunder and under all other Related Documents with respect to any Series of Notes;

(b)           such Lessee has delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 25.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(c)           the Rating Agency Condition shall be met and, if required by the Series Supplement for a Group VII Series, the consent of each Enhancement Provider for such Series shall have been obtained with respect to such assignment and succession.

25.2           Other Agreements.  Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

25.3           Liens.  Create or permit to exist any Lien with respect to any Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor, the Master Collateral Agent or the Trustee, and the Liens set forth in Schedule 4 (as the same may be amended pursuant to Section 23.4), if any, and the following Liens to the extent such liens in the aggregate would not have a Material Adverse Effect on the Lessor, the Master Collateral Agent or the Trustee or a material adverse effect on the Group VII Noteholders under this Lease or any Group VII Indenture (all the foregoing Liens collectively, the “Permitted Liens”):  (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, and (iv) mechanics’ materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

25.4           Use of Vehicles.  Knowingly use or allow the Program Vehicles to be used in any manner that would (i) make any such Program Vehicles ineligible for repurchase by their respective Manufacturers or for sale in accordance with applicable Auction Procedures, except with respect to the permitted redesignation of Program Vehicles as Non-Program Vehicles, pursuant to Section 14, or (ii) subject the Vehicles to confiscation.

25.5           No Financed Vehicles.  Notwithstanding anything to the contrary contained in this Lease, submit requests to or otherwise lease, or cause to be leased, hereunder any Financed Vehicles without the prior written consent of the Required Beneficiaries, each Enhancement Provider with respect to each Group VII Series of Notes and upon meeting the Rating Agency Condition.

25.6           No Subleased Vehicles.  Notwithstanding anything to the contrary contained in this Lease (including but not limited to Section 8 hereof), sublease to any Franchisee or any other Person any Vehicles leased to such Lessee under this Lease without the prior written consent of the Required Noteholders of each Outstanding Group VII Series of Notes.

SECTION 26.                           SERVICING COMPENSATION.

26.1           Fees.  As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, each Servicer and the Master Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the “Monthly Servicing Fee”), payable in arrears on each Payment Date prior to the termination of this Lease, the Base Indenture and the Master Collateral Agency Agreement in an amount equal to the sum of the monthly servicing fees for all Series of Notes included in the Group VII Series of Notes; provided that, no Servicer or the Master Servicer shall be entitled to any Monthly Servicing Fees accruing on or after the occurrence of a Servicing Transfer Date.  Except as otherwise specified in the related Series Supplement, the Monthly Servicing Fee for each Series of Notes included in the Group VII Series of Notes (each, a “Series Monthly Servicing Fee”) on each Payment Date shall be equal to (i) the portion of the Group VII Supplemental Servicing Fee allocated to such Group VII Series of Notes pursuant to the related Supplement, plus (ii) the portion of the Group VII Monthly Servicing Fee allocated to such Group VII Series of Notes pursuant to the related Supplement.  The Series Monthly Servicing Fee for each Series of Notes included in the Group VII Series of Notes shall be paid to the Master Servicer (for allocation among the Master Servicer and the Servicers) pursuant to the procedures set forth in the applicable Series Supplement.  The supplemental servicing fee (the “Group VII Supplemental Servicing Fee”) for any period shall be equal to all Carrying Charges comprising payments due from the Servicers under Section 26.2 hereof.

26.2           Expenses.  The expenses of each Servicer include, and each Servicer agrees to pay, its Pro Rata Share of the amounts due to the Trustee pursuant to Section 9.5 of the Base Indenture and allocable to the Group VII Series of Notes, plus its Pro Rata Share of the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.4(h), plus its allocable share (as determined by the Master Servicer in the case of any shared fees and expenses) of all other fees, expenses and indemnities (other than Servicing Fees) incurred by such Servicer or the Lessor in connection with the Servicer’s activities hereunder or under the Related Documents with respect to the Group VII Series of Notes.  The Servicers, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Group VII Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of a Servicer’s violation of the provisions of this Lease or of the Related Documents with respect to the Group VII Series of Notes; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessees under Section 15 of this Lease.  If a Servicer fails to pay any amount due to the Trustee pursuant to Section 9.5 of the Base Indenture, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to such Servicer.

SECTION 27.                           GUARANTY.

27.1           Guaranty.  In order to induce the Lessor to execute and deliver this Lease and to lease Vehicles hereunder to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of each of the Lessees to make any payments required to be made by them under this Lease, (ii) agrees to cause each Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities applicable to such Lessee (whether in its capacity as a Lessee or as a Servicer) under this Lease, and (iii) agrees that, if for any reason whatsoever, any Lessee (whether in its capacity as a Lessee or as a Servicer) fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the “Guaranteed Obligations”).  The liabilities and obligations of the Guarantor under the guaranty contained in this Section 27 (this “Guaranty”) will be absolute and unconditional under all circumstances.  This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees, the Servicers or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

27.2           Scope of Guarantor’s Liability.  The Guarantor’s obligations under this Guaranty are independent of the obligations of the Lessees (whether as Lessee or as Servicer), any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Lease or any security or other guaranty therefor.  Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor under this Guaranty without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action.  The Guarantor’s liability under this Guaranty shall at all times remain effective with respect to the full amount due from the Lessees hereunder.  The Lessor’s rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.

27.3           Lessor’s Right to Amend this Lease.  The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor under this Guaranty, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part to the Master Collateral Agent and the Trustee.

27.4           Waiver of Certain Rights by Guarantor.  The Guarantor hereby waives each of the following to the fullest extent allowed by law:

(a)           any defense to its obligations under this Guaranty based upon:

(i)           the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

(ii)           any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided, that the Guarantor’s liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any Guaranteed Obligations; or

(iii)           any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)           any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

(i)           accelerate the Guaranteed Obligations;

(ii)           give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

(iii)           proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

(c)           presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

(d)           all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;

(e)           any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and

(f)           all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor under this Guaranty.

27.5           Lessees’ Obligations to Guarantor and Guarantor’s Obligations to Lessees Subordinated.  Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as “Subordinated Debt”) shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations; provided, that the Subordinated Debt may be paid in accordance with its terms until such time as a Potential Amortization Event, an Amortization Event, a Potential Lease Event of Default or a Lease Event of Default shall have occurred and is continuing.  For purposes of this Section 27.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

(a)           Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

(i)           the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or any Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

(ii)           any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

(iii)           if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

(b)           The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

(c)           No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents with respect to the Group VII Series of Notes regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

(d)           Except as provided in Section 27.10, nothing express or implied in this Guaranty shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim under this Guaranty.

(e)           If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

27.6           Guarantor to Pay Lessor’s Expenses.  The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all costs and expenses, including reasonable attorneys’ and other professional and paraprofessional fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith.  Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor’s demand therefor, for each Interest Period during the period from the date of such demand until paid, at the VFR for such Interest Period plus 1% (calculated on the basis of a 360-day year).

27.7           Reinstatement.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Lease is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

27.8           Pari Passu Indebtedness.  The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

27.9           Tax Indemnity.  The Guarantor shall indemnify and hold harmless, the Lessor, the Trustee and the Group VII Noteholders from and against any and all income taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by the Internal Revenue Service and/or any state or local income tax authority, and other losses, costs, liabilities, claims and expenses, including reasonable attorneys’ fees suffered or incurred by the Lessor or the Trustee, arising out of any disallowance by the Internal Revenue Service and/or any state or local income tax authority of any position taken by the Lessor or its Affiliates on any income tax return that gain is not recognized from the exchange of one or more Group VII Vehicles for property of like kind under Section 1031 of the Internal Revenue Code of 1986, as amended, and/or any corresponding provision of state or local income tax law.

27.10                      Third-Party Beneficiaries.  The Guarantor acknowledges that the Trustee (on behalf of the Group VII Noteholders) has accepted the assignment of the Lessor’s rights under this Lease as collateral for such Notes in reliance on this Guaranty and that the Trustee (for the benefit of Group VII Noteholders) shall be a third-party beneficiary under this Guaranty.

SECTION 28.                           ADDITIONAL LESSEES.

28.1           Additional Lessees.  Any direct or indirect Subsidiary of the Guarantor, any Permitted Change in Control Counterparty and any direct or indirect Subsidiary of a Permitted Change in Control Counterparty (each, a “Permitted Lessee”) shall have the right to become a “Lessee” under and pursuant to the terms of this Lease by complying with the provisions of this Section 28.1.  If a Permitted Lessee desires to become a “Lessee” under this Lease, then the Guarantor and such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor and the Trustee:

(a)           a Joinder in Lease Agreement in the form attached hereto as Attachment D (each, an “Affiliate Joinder in Lease”);

(b)           the certificate of incorporation or other organizational documents for such Permitted Lessee, duly certified by the Secretary of State of the jurisdiction of such Permitted Lessee’s incorporation or formation, together with a copy of the by-laws or other organizational documents of such Permitted Lessee, duly certified by a Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;

(c)           copies of resolutions of the Board of Directors or other authorizing action of such Permitted Lessee authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Lease, duly certified by the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee;

(d)           a certificate of the Secretary or Assistant Secretary or other Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and the other Related Documents with respect to the Group VII Series of Notes to be executed by it, together with samples of the true signatures of each such individual;

(e)           a good standing certificate for such Permitted Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

(f)           a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such Permitted Lessee as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (g) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against such Permitted Lessee that purport to affect any Vehicles leased hereunder or any Collateral under each Group VII Indenture;

(g)           evidence of the filing of proper financing statements on Form UCC-1 naming such Permitted Lessee, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

(h)           an Officer’s Certificate and an opinion of counsel each stating that such joinder by such Permitted Lessee complies with this Section 28.1 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(i)           a statement from each applicable Rating Agency, if any, referred to in the definition of “Rating Agency Condition” with respect to the relevant Series of Notes that such Permitted Lessee becoming a “Lessee” under this Lease will not cause a failure to meet the Rating Agency Condition; and

(j)           any additional documentation that the Lessor or the Trustee may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Lease.

Upon satisfaction of the foregoing conditions and receipt by such Permitted Lessee of the applicable Affiliate Joinder in Lease executed by the Lessor, such Permitted Lessee shall for all purposes be deemed to be a “Lessee” for purposes of this Lease (including, without limitation, the Guaranty which is a part of this Lease) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

SECTION 29.                           BANKRUPTCY PETITION AGAINST LESSOR.  Each Lessee and the Guarantor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes issued by the Lessor, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  If a Lessee (or any sublessee thereof) or the Guarantor takes action in violation of this Section 29, the Lessor agrees, for the benefit of the Noteholders of all Series of Notes, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lessee or the Guarantor against the Lessor or the commencement of such action and raise the defense that such Lessee or the Guarantor, as applicable, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  The provisions of this Section 29 shall survive the termination of this Lease.

SECTION 30.                           SUBMISSION TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LESSEE OR THE GUARANTOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN ANY STATE COURT OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, IN NEW YORK, IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR AN AFFILIATE JOINDER IN LEASE, AS APPLICABLE, EACH LESSEE AND THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  EACH LESSEE AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY STATE COURT OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, IN NEW YORK, IN THE STATE OF NEW YORK AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH LESSEE AND THE GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY A LESSEE OR THE GUARANTOR AND AS SHALL IRREVOCABLY AGREE IN WRITING TO SERVE AS ITS AGENT, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH LESSEE AND THE GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH LESSEE OR THE GUARANTOR SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO OR THE APPLICABLE AFFILIATE JOINDER IN LEASE, EXCEPT THAT, UNLESS OTHERWISE PROHIBITED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A LESSEE OR THE GUARANTOR REFUSES TO ACCEPT SERVICE, EACH LESSEE AND THE GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LESSOR, THE MASTER COLLATERAL AGENT OR THE

TRUSTEE TO BRING PROCEEDINGS AGAINST ANY LESSEE OR THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 31.                           GOVERNING LAW.  THIS LEASE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  To the fullest extent permitted by law, whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.  All obligations of the Lessees and the Guarantor and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

SECTION 32.                           JURY TRIAL.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 33.                           NOTICES.  All notices, requests and other communications to any party or signatory hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party or signatory, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice (in accordance with this Section 33) to the other parties and signatories hereto.  In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee.  Copies of notices, requests and other communications delivered to the Trustee pursuant to the foregoing sentence shall be sent to the following address:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York  10005
Attention:                   Corporate Trust and Agency
         Group/Structured Finance
Telephone:                 (212) 250-4855
Facsimile:                    (212) 553-2459

Each such notice, request or communication shall be effective when received at the address specified above or below.  Copies of all facsimile notices must be sent by first class mail promptly after such transmission by facsimile.

SECTION 34.                           HEADINGS.  Section headings used in this Lease are for convenience of reference only and shall not affect the construction of this Lease.

SECTION 35.                           EXECUTION IN COUNTERPARTS.  This Lease may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

SECTION 36.                           EFFECTIVENESS.  This Lease shall become effective on the Lease Commencement Date, subject to (i) the requirement that the representations and warranties contained in Section 23 shall be true and correct in all respects (except to the extent any such representation and warranty does not incorporate a materiality limitation in its terms and the failure of such representation and warranty to be true and correct in all respects does not have a Material Adverse Effect on the interest of the Lessor, the Trustee or the secured parties under any Related Documents with respect to any Group VII Series of Notes) and (ii) the prior or concurrent delivery of each of the following documents to the Lessor (in form and substance satisfactory to the Lessor):

(a)           Certificate of Incorporation.  The certificate of incorporation of each Lessee (other than the Additional Lessees) and the Guarantor, duly certified by the Secretary of State of the jurisdiction of its incorporation, together with a copy of its by-laws, duly certified by the Secretary or an Assistant Secretary of such Lessee or the Guarantor, as applicable;

(b)           Resolutions.  Copies of resolutions of the Board of Directors of each Lessee (other than the Additional Lessees) and the Guarantor authorizing or ratifying the execution, delivery and performance of those documents and matters required of it with respect to this Lease, duly certified by the Secretary or Assistant Secretary of such Lessee or the Guarantor, as applicable;

(c)           Consents, etc.  Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Lease;

(d)           Incumbency and Signatures.  A certificate of the Secretary or an Assistant Secretary of each Lessee (other than the Additional Lessees) and the Guarantor certifying the names of the individual or individuals authorized to sign this Lease and the other Related Documents with respect to the Series 2010-3 Notes to be executed by it (in such capacity or otherwise), together with a sample of the true signature of each such individual (the Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

(e)           Opinions of Counsel.  (i) The opinion of Latham & Watkins, addressed to the Lessees (other than the Additional Lessees), the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers, if any, and each applicable Rating Agency; (ii) the opinion of counsel to each Enhancement Provider, if any, addressed to the Lessees, the Lessor, the Trustee, the Master Collateral Agent and each applicable Rating Agency; (iii) the opinion of Emmet, Marvin & Martin, LLP, counsel to the Trustee, addressed to the Lessees, the Lessor, the Master Collateral Agent and each Enhancement Provider, if any; and (iv) the opinions of Cleary Gottlieb Steen & Hamilton LLP, Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. and an opinion of in-house counsel to DTAG, in each case, as counsel to the Lessees, the Lessor, the Servicers and the Master Servicer addressed to the Trustee, the Master Collateral Agent, the Enhancement Providers, if any, and each applicable Rating Agency, in each case, reasonably satisfactory in form and substance to the addressees thereof;

(f)           Good Standing Certificates.  Certificates of good standing for each Lessee (other than the Additional Lessees) and the Guarantor in the jurisdiction of its organization and the jurisdiction of its principal place of business;

(g)           Search Reports.  Search reports satisfactory to the Lessor and the Trustee listing all effective financing statements that name a Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (h) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of such liens filed against such Lessee;

(h)           Evidence.  Evidence of the filing of proper financing statements on Form UCC-1, (i) naming each Lessee (other than the Additional Lessees) as debtor and the Master Collateral Agent as secured party. or other similar instruments or documents as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the Master Collateral Agent’s interest in the Master Collateral with respect to which the Trustee is designated as the Beneficiary on behalf of the Group VII Noteholders and (ii) naming each Lessee (other than the Additional Lessees) as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the security interest (with respect to the Financing Lease) and the precautionary security interest (with respect to the Operating Lease) of the Lessor hereunder and the assignment of the same to the Master Collateral Agent;

(i)           Master Collateral Agency Agreement.  An executed copy of the Master Collateral Agency Agreement and that certain Addendum to the Second Amended and Restated Master Collateral Agency Agreement (relating to the Group VII Series of Notes) dated as of the date hereof;

(j)           Lease.  Original counterpart No. 1 of this Lease shall be delivered to the Trustee with receipt acknowledged thereby;

(k)           Assignment Agreement.  An executed copy of the Assignment Agreement of each Manufacturer of Program Vehicles that will be leased under this Lease on the Closing Date for the Series 2010-3 Notes;

(l)           Certified Copy of Vehicle Disposition Programs.  A copy of each Eligible Vehicle Disposition Program relating to Vehicles which will be leased hereunder and an Officer’s Certificate, dated the Closing Date for the Series 2010-3 Notes, and duly executed by an Authorized Officer of the Lessee, certifying that each such copy is true, correct and complete as of the Closing Date for the Series 2010-3 Notes;

(m)           The Indenture Supplement.  Copies of the Series 2010-3 Supplement, dated as of the Series 2010-3 Closing Date, and the Base Indenture, in each case duly executed by the Lessor and the Trustee, and all conditions to the effectiveness thereof and the issuance of the Series 2010-3 Notes thereunder shall have been satisfied or waived in all respects;

(n)           Other.  Such other documents as the Trustee or the Lessor may reasonably request.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties have executed this Lease or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By:______________________________
Name:
Title:

Address:                   5330 East 31st Street
       Tulsa, Oklahoma  74135
Attention:                 H. Clifford Buster
Telephone:               918-669-2272
Facsimile:                  918-669-2970

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By:_______________________________
Name:
Title:

Address:                   5330 East 31st Street
        Tulsa, Oklahoma  74135
Attention:                  H. Clifford Buster
Telephone:                 918-669-2272
Facsimile:                   918-669-2970

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:___________________________________
Name:
Title:

Address:                   5330 East 31st Street
       Tulsa, Oklahoma  74135
Attention:                 H. Clifford Buster
Telephone:                918-669-2272
Facsimile:                   918-669-2970

COUNTERPART NO. ___ OF TEN (10) SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS.  TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN MANUALLY EXECUTED COUNTERPART NO. 1

The Trustee does hereby acknowledge, by its signature below, receipt of this Counterpart No. 1.

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:_____________________________________
Name:_______________________________
Title:  _______________________________

By:______________________________________
Name:________________________________
Title:_________________________________

Address:                   60 Wall Street
       New York, New York  10005
Attention:                 Corporate Trust and Agency
       Group/Structured Finance
Telephone:               (212) 250-2894
Facsimile:                 (212) 553-2462

Acknowledged by:

MASTER COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: __________________________________________
Name:____________________________________
Title:  ____________________________________

By:__________________________________________
Name:____________________________________
Title:_____________________________________

Address:                   60 Wall Street
       New York, New York  10005
Attention:                 Corporate Trust and Agency
       Group/Structured Finance
Telephone:               (212) 250-2894
Facsimile:                  (212) 553-2462

2

APPENDIX 1

Definitions List

“Acquired Vehicles” has the meaning given to it in the applicable Series Supplement.

“Additional Lessee” has the meaning given to it in the preamble to the Base Lease.

“Affiliate” has the meaning given to it in Schedule 1 to the Base Indenture.

“Affiliate Joinder in Lease” has the meaning given to it in Section 28.1(a) of the Base Lease.

“Aggregate Asset Amount” has the meaning given to it in the applicable Series Supplement.

“Aggregate Principal Balance” has the meaning given to it in Schedule 1 to the Base Indenture.

“Agreement” has the meaning given to it in the preamble to the Base Lease.

“Amortization Event”, with respect to each Group VII Series of Notes, has the meaning given to it in Schedule 1 to the Base Indenture, as supplemented by the Series Supplement with respect to such Series of Notes.

“Annual Certificate” has the meaning given to it in Section 24.4(g) of the Base Lease.

“Asset Amount Deficiency” has the meaning given to it in the applicable Series Supplement.

“Assignment Agreement” has the meaning given to it in the applicable Series Supplement.

“Auction Procedures” has the meaning given to it in the applicable Series Supplement.

“Authorized Officer” has the meaning given to it in the applicable Series Supplement.

“Availability Payment” has the meaning given to it in Section 5.2 of the Base Lease.

“Back-Up Disposition Agent” the meaning given to it in the applicable Series Supplement.

“Back-Up Disposition Agent Agreement” the meaning given to it in the applicable Series Supplement.

“Back-Up Servicer” the meaning given to it in the applicable Series Supplement.

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“Back-Up Servicing Agreement” the meaning given to it in the applicable Series Supplement.

“Bankruptcy Code” has the meaning given to it in Schedule 1 to the Base Indenture.

“Base Amount” has the meaning given to it in Schedule 1 to the Base Indenture.

“Base Indenture” has the meaning given to it in Section 1.1 of the Base Lease.

“Base Lease” has the meaning given to it in the preamble to the Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of October 28, 2010, by and among RCFC, DTG Operations, as Lessee and Servicer, and those Subsidiaries of DTAG from time to time becoming Lessees thereunder, and DTAG as Master Servicer and Guarantor.

“Beneficiary” has the meaning given to it in Schedule 1 to the Base Indenture.

“Board of Directors” has the meaning given to it in the applicable Series Supplement.

“Business Day” has the meaning given to it in Schedule 1 to the Base Indenture.

“Capitalized Cost” has the meaning given to it in Schedule 1 to the Base Indenture.

“Carrying Charges” has the meaning given to it in the applicable Series Supplement.

“Casualty” has the meaning given to it in the applicable Series Supplement.

“Casualty Payment” has the meaning given to it in Section 7 of the Base Lease.

“Certificates of Title” has the meaning given to it in Schedule 1 to the Base Indenture.

“Clearing Agencies” has the meaning given to it in Schedule 1 to the Base Indenture.

“Closing Date” has the meaning given to it in Schedule 1 to the Base Indenture.

“Code” has the meaning given to it in Schedule 1 to the Base Indenture.

“Collateral” has the meaning given to it in Schedule 1 to the Base Indenture.

“Collections” has the meaning given to it in the applicable Series Supplement.

“Collection Account” has the meaning given to it in Schedule 1 to the Base Indenture.

“Condition Report” has the meaning given to it in the applicable Series Supplement.

“Confirmation Condition” has the meaning given to it in Section 18 of the Base Lease.

“Contractual Obligation” has the meaning given to it in Schedule 1 to the Base Indenture.

“Controlled Group” has the meaning given to it in Schedule 1 to the Base Indenture.

4

“Court” has the meaning given to it in Section 2(b) of the Base Lease.

“Daily Report” has the meaning given to it in Section 24.4(a) of the Base Lease.

“Defaulting Manufacturer” has the meaning given to it in Section 18 of the Base Lease.

“Definitions List” has the meaning given to it in Section 1.1 of the Base Lease.

“Depreciation Charge” has the meaning given to it in the applicable Series Supplement.

“Depreciation Schedule” has the meaning given to it in the applicable Series Supplement.

“Determination Date” has the meaning given to it in Schedule 1 to the Base Indenture.

“Disposition Date” has the meaning given to it in Schedule 1 to the Base Indenture.

“Disposition Proceeds” has the meaning given to it in the applicable Series Supplement.

“DTAG” has the meaning given to it in the preamble to the Base Lease.

“DTG Operations” has the meaning given to it in the preamble to the Base Lease.

“Due Date” has the meaning given to it in Schedule 1 to the Base Indenture.

“Eligible Franchisee” has the meaning given to it in Schedule 1 to the Base Indenture.

“Eligible Manufacturer” has the meaning given to it in the applicable Series Supplement.

“Eligible Receivable” has the meaning given to it in the applicable Series Supplement.

“Eligible Vehicle” has the meaning given to it in the applicable Series Supplement.

“Eligible Vehicle Disposition Program” has the meaning given to it in the applicable Series Supplement.

“Enhancement” has the meaning given to it in Schedule 1 to the Base Indenture.

“Enhancement Provider”, with respect to each Group VII Series of Notes, has the meaning given to it in the applicable Series Supplement.

“ERISA” has the meaning given to it in Schedule 1 to the Base Indenture.

“Escrow Account” has the meaning given to it in the applicable Series Supplement.

“Event of Bankruptcy” has the meaning given to it in the applicable Series Supplement.

“Excess Damage Charges” has the meaning given to it in the applicable Series Supplement.

5

“Excess Mileage Charges” has the meaning given to it in the applicable Series Supplement.

“Financed Vehicle” has the meaning given to it in the applicable Series Supplement.

“Financing Lease” has the meaning given to it in paragraph 1 of Annex B of the Lease.

“Financing Sources” has the meaning given to it in the applicable Series Supplement.

“Franchisee” has the meaning given to it in Schedule 1 to the Base Indenture.

“GAAP” has the meaning given to it in Schedule 1 to the Base Indenture.

“Governmental Authority” has the meaning given to it in Schedule 1 to the Base Indenture.

“Group VII Collateral” has the meaning given to it in the applicable Series Supplement.

“Group VII Collection Account” has the meaning given to it in the applicable Series Supplement.

“Group VII Indenture” has the meaning given to it in Section 1.1 of the Base Lease.

“Group VII Master Collateral” has the meaning given to it in the applicable Series Supplement.

“Group VII Noteholders” has the meaning given to it in the applicable Series Supplement.

“Group VII Series of Notes” has the meaning given to it in the applicable Series Supplement.

“Group VII Series Supplement” has the meaning given to it in Section 1.1 of the Base Lease.

“Group VII Supplemental Servicing Fee” has the meaning given to it in Section 26.1 of the Base Lease.

“Group VII Vehicle” has the meaning given to it in the applicable Series Supplement.

“Guaranteed Obligations” has the meaning given to it in Section 27.1 of the Base Lease.

“Guaranteed Payment” has the meaning given to it in Schedule 1 to the Base Indenture.

“Guarantor” has the meaning given to it in the preamble to the Base Lease.

“Guaranty” has the meaning given to it in Section 27.1 of the Base Lease.

“Incentive Payment” has the meaning given to it in Schedule 1 to the Base Indenture.

6

“Indemnified Persons” has the meaning given to it in Section 15.1 of the Base Lease.

“Indenture” has the meaning given to it in Schedule 1 to the Base Indenture.

“Initial Acquisition Cost” has the meaning given to it in Section 2.3 of the Base Lease.

“Interest Period” has the meaning given to it in Schedule 1 to the Base Indenture.

“Invested Amount” has the meaning given to it in the applicable Series Supplement.

“Invested Percentage” has the meaning given to it in the applicable Series Supplement.

“Issuer” has the meaning given to it in the applicable Series Supplement.

“Late Return Payment” has the meaning given to it in Section 13 of the Base Lease.

“Lease” has the meaning given to it in the preamble to the Base Lease.

“Lease Annex” has the meaning given to it in the applicable Series Supplement.

“Lease Commencement Date” has the meaning given to it in Section 3.2 of the Base Lease.

“Lease Event of Default” has the meaning given to it in Section 17.1 of the Base Lease.

“Lease Expiration Date” has the meaning given to it in Section 3.2 of the Base Lease.

“Lessee” has the meaning given to it in the preamble to the Base Lease.

“Lessee Agreements” has the meaning given to it in the applicable Series Supplement.

“Lessee Grantor Master Collateral” has the meaning given to it in Section 1.1 of the Master Collateral Agency Agreement.

“Lessor” has the meaning given to it in the preamble to the Base Lease.

“Lien” has the meaning given to it in Schedule 1 to the Base Indenture.

“Limited Liquidation Event of Default”, with respect to each Group VII Series of Notes, has the meaning given to it in the applicable Series Supplement.

“Liquidation Event of Default” has the meaning given to it in the applicable Series Supplement.

“Manufacturer” has the meaning given to it in Schedule 1 to the Base Indenture.

“Manufacturer Event of Default” has the meaning given to it in Section 18 of the Base Lease.

7

“Manufacturer Receivable” has the meaning given to it in the applicable Series Supplement.

“Master Collateral” has the meaning given to it in Schedule 1 to the Base Indenture.

“Master Collateral Account” has the meaning given to it in Schedule 1 to the Base Indenture.

“Master Collateral Agency Agreement” has the meaning given to it in the applicable Series Supplement.

“Master Collateral Agent” has the meaning given to it in the applicable Series Supplement.

“Master Lease” has the meaning given to it in the applicable Series Supplement.

“Master Lease Collateral” has the meaning given to it in the applicable Series Supplement.

“Master Servicer” has the meaning given to it in the preamble to the Base Lease.

“Material Adverse Effect” has the meaning given to it in Schedule 1 to the Base Indenture.

“Maximum Lease Commitment” has the meaning given to it in the applicable Series Supplement.

“Maximum Manufacturer Percentage” has the meaning given to it in the applicable Series Supplement.

“Maximum Term” has the meaning given to it in Schedule 1 to the Base Indenture.

“Maximum Vehicle Lease Term” has the meaning given to it in paragraph 5 of each of Annex A and Annex B, as applicable, of the Lease.

“Minimum Term” has the meaning given to it in Schedule 1 to the Base Indenture.

“Monthly Base Rent” has the meaning given to it in paragraph 9 of Annex A of the Lease and paragraph 6 of Annex B of the Lease, as applicable.

“Monthly Certificate” has the meaning given to it in Section 24.4(b) of the Base Lease.

“Monthly Finance Rent” has the meaning given to it in paragraph 6 of Annex B of the Lease.

“Monthly Servicing Fee” has the meaning given to it in Section 26.1 of the Base Lease.

“Monthly Supplemental Payment” has the meaning given to it in paragraph 6 of Annex B of the Lease.

8

“Monthly Variable Rent” has the meaning given to it in paragraph 9 of Annex A of the Lease.

“Monthly Vehicle Statement” has the meaning given to it in Section 24.4(f) of the Base Lease.

“Net Book Value” has the meaning given to it in Schedule 1 to the Base Indenture.

“Non-Program Vehicle” has the meaning given to it in the applicable Series Supplement.

“Non–Program Vehicle Report” has the meaning given to it in Section 24.4(h) of the Base Lease.

“Non–Program Vehicle Termination Payment” has the meaning given to it in Section 12.3 of the Base Lease.

“Note Owner” has the meaning given to it in Schedule 1 to the Base Indenture.

“Noteholder” has the meaning given to it in Schedule 1 to the Base Indenture.

“Notes” has the meaning given to it in Schedule 1 to the Base Indenture.

“Notice of Claim” has the meaning given to it in Section 15.4 of the Base Lease.

“Officer’s Certificate” has the meaning given to it in the applicable Series Supplement.

“Operating Lease” has the meaning given to it in paragraph 1 of Annex A of the Lease.

“Opinion of Counsel” has the meaning given to it in the applicable Series Supplement.

“Outstanding” has the meaning given to it in Schedule 1 to Base Indenture.

“Paying Agent” has the meaning given to it in Schedule 1 to the Base Indenture.

“Payment Date” has the meaning given to it in the applicable Series Supplement.

“Pension Plan” has the meaning given to it in Schedule 1 to the Base Indenture.

“Permitted Change in Control Counterparty” has the meaning given to it in the applicable Series Supplement.

“Permitted Investments” has the meaning given to it in the applicable Series Supplement.

“Permitted Lessee” has the meaning given to it in Section 28.1 of the Base Lease.

“Permitted Liens” has the meaning given to it in Section 25.3 of the Base Lease.

“Person” has the meaning given to it in Schedule 1 to the Base Indenture.

9

“Pool Factors” has the meaning given to it in the applicable Series Supplement.

“Potential Lease Event of Default” has the meaning given to it in Schedule 1 to the Base Indenture.

“Power of Attorney” has the meaning given to it in Section 9 of the Base Lease.

“Pro Rata Share” has the meaning given to it in the applicable Series Supplement.

“Proceeding” has the meaning given to it in Section 18 of the Base Lease.

“Program Vehicle” has the meaning given to it in the applicable Series Supplement.

“Program Vehicle Termination Payment” has the meaning given to it in Section 12.3 of the Base Lease.

“Qualified Insurer” has the meaning given to it in Section 6.1 of the Base Lease.

“Qualified Intermediary” has the meaning given to it in the applicable Series Supplement.

“Rating Agency” has the meaning given to it in the applicable Series Supplement.

“Rating Agency Condition” has the meaning given to it in the applicable Series Supplement.

“RCFC” has the meaning given to it in the preamble to the Base Lease.

“RCFC Agreements” has the meaning given to it in the applicable Series Supplement.

“Refinanced Vehicles” has the meaning given to it in Section 2.1 of the Base Lease.

“Refinancing Schedule” has the meaning given to it in Section 2.1 of the Base Lease.

“Related Documents” has the meaning given to it in the applicable Series Supplement.

“Related Month” has the meaning given to it in the applicable Series Supplement.

“Rent” has the meaning given to it in paragraph 9 of Annex A of the Lease and paragraph 6 of Annex B of the Lease, as applicable.

“Reporting Date” has the meaning given to it in Schedule 1 to the Base Indenture.

“Repurchase Payment” has the meaning given to it in Schedule 1 to the Base Indenture.

“Required Beneficiaries” has the meaning given to it in the applicable Series Supplement.

“Required Noteholders” has the meaning given to it in Schedule 1 to the Base Indenture.

“Requirements of Law” has the meaning given to it in Schedule 1 to the Base Indenture.

10

“Responsible Officer” has the meaning given to it in the applicable Series Supplement.

“Retained Interestholder” has the meaning given to it in the applicable Series Supplement.

“Series” has the meaning given to it in Schedule 1 to the Base Indenture.

“Series 2010-3 Notes” has the meaning given to it in the Series 2010-3 Supplement.

“Series 2010-3 Supplement” has the meaning given to it in Section 1.1 of the Base Lease.

“Series Monthly Servicing Fee” has the meaning given to it in Section 26.1 of the Base Lease.

“Series Supplement” has the meaning given to it in Schedule 1 to the Base Indenture.

“Servicer” has the meaning given to it in the preamble to the Base Lease.

“Servicer Default” has the meaning given to it in Section 17.7 of the Base Lease.

“Sublease” has the meaning given to it in the applicable Series Supplement.

“Subordinated Debt” has the meaning given to it in Section 27.5 of the Base Lease.

“Subsidiary” has the meaning given to it in Schedule 1 to the Base Indenture

“Supplement” has the meaning given to it in Schedule 1 to the Base Indenture.

“Supplemental Documents” has the meaning given to it in Section 2.1 of the Base Lease.

“Term” has the meaning given to it in Section 3.2 of the Base Lease.

“Termination Payment” has the meaning given to it in Section 12.3 of the Base Lease.

“Trustee” has the meaning given to it in Section 1.1 of the Base Lease.

“UCC” has the meaning given to it in Schedule 1 to the Base Indenture.

“Vehicle” has the meaning given to it in Schedule 1 to the Base Indenture.

“Vehicle Acquisition Schedule” has the meaning given to it in Section 2.1 of the Base Lease.

“Vehicle Disposition Program” has the meaning given to it in Schedule 1 to the Base Indenture.

“Vehicle Funding Date” has the meaning given to it in Section 3.1 of the Base Lease.

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“Vehicle Lease Commencement Date” has the meaning given to it in Section 3.1 of the Base Lease.

“Vehicle Lease Expiration Date” has the meaning given to it in the applicable Series Supplement.

“Vehicle Order” has the meaning given to it in Section 2.1 of the Base Lease.

“Vehicle Purchase Price” has the meaning given to it in Schedule 1 to the Base Indenture.

“Vehicle Term” has the meaning given to it in Section 3.1 of the Base Lease.

“vehicle turn–in condition” has the meaning given to it in Section 12.1 of the Base Lease.

“VFR” has the meaning given to it in paragraph 9 of Annex A of the Lease and paragraph 6 of Annex B of the Lease, as applicable.

“VIN” has the meaning given to it in Section 18 of the Base Lease.

“Welfare Plan” has the meaning given to it in Schedule 1 to the Base Indenture.

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ANNEX A

ANNEX

to the

MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT (GROUP VII)

Dated as of October 28, 2010

among

RENTAL CAR FINANCE CORP.
as Lessor,

DTG OPERATIONS, INC.,
as Lessee and Servicer,

and those Subsidiaries
of Dollar Thrifty Automotive Group, Inc.
from time to time
becoming Lessees and Servicers under such Master Motor
Vehicle Lease and Servicing Agreement

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
as Guarantor and Master Servicer

1.   Scope of Annex.  This Annex A shall supplement the Base Lease but shall apply only to the acquisition, leasing and servicing of the Acquired Vehicles by the Lessor pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, this “Operating Lease”).

2.           General Agreement.  With respect to the Acquired Vehicles, each Lessee and the Lessor each intend that the Base Lease, as supplemented by this Lease Annex, is an operating lease and that the relationship between the Lessor and the Lessees pursuant thereto and hereto shall always be only that of lessor and lessee, and each Lessee hereby declares, acknowledges and agrees that the Lessor has title to and is the owner of the Acquired Vehicles.  The Lessees shall not acquire by virtue of the Lease any right, equity, title or interest in or to any Acquired Vehicles, except the right to use the same under the terms of this Operating Lease.  The parties agree that this Operating Lease is a “true lease” for all legal, accounting, tax and other purposes and agree to treat this Operating Lease, as it applies to the Acquired Vehicles, as an operating lease for all purposes, including tax, accounting and otherwise.  The parties will file all federal, state and local tax returns and reports in a manner consistent with the preceding sentence.

3.           Operating Lease Commitment.  (a)  Upon the execution and delivery of this Operating Lease, the Lessor shall, subject to the terms and conditions of this Operating Lease, purchase or refinance from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, all Acquired Vehicles identified in Vehicle Orders placed by a Lessee for a purchase price equal to the Initial Acquisition Cost thereof, and simultaneously therewith, the Lessor shall under this Operating Lease enter into operating leases with such Lessee with respect to such Vehicles; provided, that the aggregate Net Book Value of Acquired Vehicles leased hereunder on any date shall not exceed (a) the Maximum Lease Commitment, less (b) the Base Amount as of such date with respect to the Financing Lease.

4.           Lease Procedures.  In connection with the lease of any Acquired Vehicles to be leased on or after the Lease Commencement Date, to evidence the acquisition of such Acquired Vehicles by the Lessor, the applicable Lessee shall deliver to the Lessor the following:

(a)           a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Acquired Vehicles to be leased by such Lessee on or after the Lease Commencement Date;

(b)           UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person with respect to each Acquired Vehicle leased on or after the Lease Commencement Date and identified in such Vehicle Order, and any related Vehicle Disposition Programs;

(c)           with respect to the initial lease of Acquired Vehicles by such Lessee, a fully executed Assignment Agreement covering each Program Vehicle leased under this Annex A on or after the Lease Commencement Date, the related Vehicle Disposition Programs, and any other Master Collateral relating to such Vehicles.

Each Lessee hereby agrees that each such delivery of a Vehicle Order shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Vehicle Order have been satisfied as of the date of such Vehicle Order.

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5.           Maximum Vehicle Lease Term.  The maximum lease term of the Operating Lease as it relates to each Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 36 months from the date of the original new vehicle dealer invoice for such Acquired Vehicle (such lease term with respect to an Acquired Vehicle, the “Maximum Vehicle Lease Term”).  On the occurrence of such date for a Vehicle not previously disposed of, the applicable Lessee shall comply with the applicable provisions of the Base Lease with respect to such Vehicle.

6.           Lessee’s Rights to Purchase Vehicles.  Each Lessee will have the option, exercisable with respect to any Acquired Vehicle during the Vehicle Term with respect to such Acquired Vehicle, to purchase any Vehicles leased by it under this Operating Lease at the Vehicle Purchase Price, in which event such Lessee will pay the Vehicle Purchase Price to the Master Collateral Agent on or before the Due Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase.  In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to an Acquired Vehicle which was leased by such Lessee under this Operating Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee.  Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Vehicle or Manufacturer Receivable, as applicable, to be transferred to the applicable Lessee, and the lien of the Master Collateral Agent on such Vehicle shall be released thereby.

7.           Vehicle Disposition.  The Lessor and each Lessee agree that, with respect to Acquired Vehicles, the applicable Lessee shall use its commercially reasonable efforts to deliver each Program Vehicle leased by it under this Operating Lease for sale in accordance with the applicable Auction Procedures or to return such related Program Vehicle to the related Manufacturer (a) not prior to the end of the Minimum Term for such Vehicle, and (b) not later than the end of the Maximum Term for such Vehicle; provided, however, if for any reason, such Lessee fails to deliver such a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or in accordance with the applicable Auction Procedures, in each case in accordance with the applicable Vehicle Disposition Program during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, such Lessee shall comply with the applicable provisions of the Base Lease with respect to such Vehicle.  Each Lessee shall, with respect to Acquired Vehicles leased by it under this Operating Lease, pay the equivalent of the Rent for the Minimum Term for Program Vehicles returned before the Minimum Term, regardless of actual usage, unless such a Program Vehicle is a Casualty, which will be handled in accordance with Section 7 of the Base Lease.  All Disposition Proceeds, Repurchase Payments and Guaranteed Payments due from the disposition of Program Vehicles pursuant to this paragraph 7 shall be due and payable to the Lessor as provided in paragraph 10(d) hereof.  The Lessor and each Lessee agree, with respect to Acquired Vehicles, that such Lessee shall use its commercially reasonable efforts to dispose of each Non-Program Vehicle leased to it under this Operating Lease (a) in a manner most likely to maximize proceeds from such disposition and consistent with industry practice and (b) within thirty-six (36) months after the date of the original new vehicle dealer invoice for such Vehicle.  All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this paragraph 7 shall be due and payable to the Lessor as provided in paragraph 10(d) hereof.

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8.           Lessor’s Right to Cause Vehicles to be Sold.  Notwithstanding anything to the contrary contained in this Operating Lease, the Lessor shall have the right, at any time after the date thirty (30) days prior to the expiration of the Maximum Term for any Program Vehicle leased under this Operating Lease, to require that the Lessee in respect of such Program Vehicle deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated auction site, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price that is no less than the Net Book Value thereof, in which event the Lessee shall, prior to the expiration of such Maximum Term, deliver such Vehicle to its Manufacturer or the designated auction site or arrange for the sale of such Program Vehicle to a third party for a price that is no less than the Net Book Value (or purchase the Program Vehicle itself from the Lessor for the Vehicle Purchase Price).  If a sale of the Program Vehicle is arranged by a Lessee prior to the expiration of such Maximum Term, then such Lessee shall deliver the Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent on such Program Vehicle shall be released thereby, and such Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser.  If a Lessee is unable to arrange for a sale of the Program Vehicle prior to the expiration of such Maximum Term, then such Lessee shall cease attempting to arrange for such a sale and shall return such Program Vehicle to the applicable Manufacturer or tender such Program Vehicle in accordance with applicable Auction Procedures or purchase such Vehicle as herein provided.  In no event may any Program Vehicle be sold pursuant to this paragraph 8 (other than pursuant to a Vehicle Disposition Program) unless the funds to be paid to the Lessor arising out of such sale exceed the Net Book Value of such Vehicle less reasonably estimated Excess Mileage Charges, Excess Damage Charges and other similar charges imposed by the Manufacturer.

9.           Calculation of Rent.  Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

“Monthly Base Rent”, with respect to each Due Date and each Acquired Vehicle leased under this Operating Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

“Monthly Variable Rent”, with respect to each Due Date and each Acquired Vehicle leased under this Operating Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of (i) an amount equal to the Net Book Value of such Acquired Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment Date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Acquired Vehicle by (B) the total number of days in the Related Month plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month with respect to the Group VII Series of Notes, and (ii) the quotient obtained by dividing the Net Book Value of such Acquired Vehicle as of the first day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

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“Rent” means Monthly Base Rent plus Monthly Variable Rent.

“VFR”, for any Interest Period with respect to any Group VII Series of Notes, is an interest rate equal to the quotient, expressed as a percentage, of (i) the aggregate amount of interest (including default or penalty interest) accrued during such Interest Period with respect to all Group VII Series of Notes, divided by (ii) the average daily Aggregate Principal Balance of all such Group VII Series of Notes during such period.

10.           Payment of Rent and Other Payments.

(a)           Monthly Base Rent.  On each Due Date, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Operating Lease on any day during the Related Month;

(b)           Monthly Variable Rent.  On each Due Date, each Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Operating Lease on any day during the Related Month;

(c)           Termination Payments, Casualty Payments and Late Return Payments.  On each Due Date, each Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments with respect to Vehicles leased by such Lessee under this Operating Lease as provided in Section 5.4 of the Base Lease; and

(d)           Certain Other Payments.  Each Lessee shall cause all Disposition Proceeds, Repurchase Payments, Guaranteed Payments and Incentive Payments payable in respect of Acquired Vehicles leased by it under this Operating Lease, to be paid directly to the Master Collateral Agent for the benefit of the Beneficiaries.  The Servicer and the Lessees each agree that in the event that the Servicer or a Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or such Lessee, as the case may be, shall accept the same as the Master Collateral Agent’s agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, within two (2) Business Days after receipt thereof, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or such Lessee, as the case may be, when necessary or appropriate.  For purposes of the payment of Rent and other payments for any Related Month as described above in this Annex, such Rent and other payments will net out the amount of certain Incentive Payments payable for the benefit of the Lessee in respect of costs and expenses of the Lessee in connection with the leasing of the related Program Vehicle (including, without limitation, any “in-service retention bonus” and any compensation for leasing expenses in respect of Vehicles delivered to the Manufacturer and unsold at Auction) received by the Master Collateral Agent into the Master Collateral Account during such Related Month, but only to the extent that the aggregate amount of Disposition Proceeds, Repurchase Payments, Guaranteed Payments and Incentive Payments received during such Related Month on Acquired Vehicles disposed of under a Vehicle Disposition Program, as applicable, from the sale or other disposition of such Acquired Vehicle is at least equal to the aggregate Net Book Values of such Acquired Vehicles calculated as of the applicable Vehicle Lease Expiration Date.

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11.           Net Lease.  THIS OPERATING LEASE SHALL BE A NET LEASE, AND EACH LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER.  The obligations and liabilities of the Lessees hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided in this Operating Lease, including, without limitation, the right of a Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation:  (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of a Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that such Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Operating Lease or any provision hereof or any of the other Related Documents with respect to any Series of Notes or any provision of any thereof, in each case whether against or by such Lessee or otherwise; (x) any insurance premiums payable by such Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable.  This Operating Lease shall be noncancelable by any Lessee and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Operating Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder.  All payments by a Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided in this Operating Lease, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.  If for any reason whatsoever this Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Operating Lease as if it had not been terminated in whole or in part.  All covenants and agreements of each Lessee in this Operating Lease shall be performed at its cost, expense and risk unless expressly otherwise stated.

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12.           Liens.  Except for Permitted Liens, each Lessee shall keep all Acquired Vehicles leased by it free of all Liens arising during the Term.  Upon the Vehicle Lease Expiration Date for each Acquired Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the applicable Lessee upon demand by the Lessor (if not otherwise provided for herein).  The Lessor may grant security interests in the Acquired Vehicles without consent of the applicable Lessee; provided, however, that if any such Liens would interfere with the rights of such Lessee under this Operating Lease or any sublessee of such Lessee, the Lessor must obtain the prior written consent of such Lessee.  Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to each Group VII Indenture and the Related Documents with respect to any Group VII Series of Notes does not interfere with the rights of such Lessee under this Operating Lease.

13.           Non-Disturbance.  So long as a Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Acquired Vehicles will not be disturbed during the Term subject, however, to paragraph 8 of this Annex A and except that the Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Acquired Vehicles without disturbing the ordinary conduct of such Lessee’s business and except as may be required as a consequence of a Liquidation Event of Default or Limited Liquidation Event of Default (or any similar event under any Supplement to the Base Indenture relating to a Group VII Series of Notes) or certain optional prepayments of a Series of Notes.  Upon the request of the Lessor, the Master Collateral Agent or the Trustee, from time to time, each Lessee will make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Acquired Vehicle and to make available for the Lessor’s, the Master Collateral Agent’s or the Trustee’s inspection within a reasonable time period, not to exceed forty-five (45) days, the Acquired Vehicles leased by such Lessee at the location where the Acquired Vehicles are normally located.  Further, each Lessee (and each related Franchisee) will, during normal business hours and with a notice of three (3) Business Days, make its records pertaining to such Acquired Vehicles available to the Lessor, the Master Collateral Agent or the Trustee for inspection at the location where such Lessee’s (and each such related Franchisee’s) records are normally domiciled.

14.           Certain Risks of Loss Borne by Lessees.  Upon delivery of each Acquired Vehicle to a Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Vehicle, including personal injury or death and property damage, arising with respect to such Vehicle due to the manufacture, purchase, acceptance, rejection, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Vehicle, howsoever arising.

15.           Title.  This is an agreement to lease only, and title to the Acquired Vehicles will at all times remain in the Lessor’s name.  The Lessees will not have any rights or interest in such Vehicles whatsoever other than the rights of possession and use and the right to sublease such Vehicles as provided by this Operating Lease.  In addition, each Lessee, by its execution hereof,

7

acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Vehicle Disposition Programs as they relate to the Acquired Vehicles leased hereunder and (ii) such Lessee has no right, title or interest in any Vehicle Disposition Program as it relates to any such Vehicle leased hereunder.  To confirm the foregoing, each Lessee, by its execution of the Base Lease of which this Annex A is a part, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Vehicle Disposition Programs as they relate to the Acquired Vehicles leased hereunder.

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ANNEX B

ANNEX

to the

MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT (GROUP VII)

Dated as of October 28, 2010

among

RENTAL CAR FINANCE CORP.
as Lessor,

DTG OPERATIONS, INC.,
as Lessee and Servicer,

and those Subsidiaries
of Dollar Thrifty Automotive Group, Inc.
from time to time
becoming Lessees and Servicers under such
Master Motor Vehicle Lease and
Servicing Agreement

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
as Guarantor and Master Servicer

1.   Scope of Annex.  This Annex B shall supplement the Base Lease but apply only to the financing, leasing and servicing of the Financed Vehicles pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, this “Financing Lease”).

2.           General Agreement.  With respect to the Financed Vehicles, each Lessee and the Lessor each intend that the Base Lease, as supplemented by this Lease Annex, constitute a financing arrangement and the Lessor hereby declares, acknowledges and agrees that the ownership of the Financed Vehicles rests solely with such Lessee subject to the security interest granted hereunder to the Lessor.

3.           Financing Lease Commitment.  Subject to the terms and conditions of this Financing Lease, upon execution and delivery of this Financing Lease, the Lessor shall (i) on or after the Lease Commencement Date finance or refinance Refinanced Vehicles identified in Refinancing Schedules for a purchase price equal to the aggregate Net Book Value thereof, and (ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date finance all Financed Vehicles identified in Vehicle Orders placed by a Lessee for an amount equal to the Initial Acquisition Cost thereof, and in each case simultaneously therewith enter into this Financing Lease with such Lessee with respect to the Financed Vehicles; provided, that the Base Amount of this Financing Lease shall not on any date exceed (a) the Maximum Lease Commitment, less (b) the sum of (x) the sum of the Net Book Values of Acquired Vehicles leased under the Operating Lease on such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Acquired Vehicle, plus (y) accrued and unpaid Monthly Base Rent under the Operating Lease as of such date.

4.           Lease Procedures.

(a)           Initial Lease.  In connection with the lease of any Financed Vehicles to be leased on the Lease Commencement Date (or, in the case of an Additional Lessee, the date of the initial Vehicle Order or Refinancing Schedule thereof), to evidence the refinancing of any Refinanced Vehicles and the acquisition and financing of any other Financed Vehicles by each Lessee on the Lease Commencement Date (or the date of such initial Vehicle Order) and the conveyance on such date of a security interest in such Financed Vehicles to the Master Collateral Agent, such Lessee shall have delivered to the Lessor on or prior to the Lease Commencement Date (or the date of such initial Vehicle Order or Refinancing Schedule) each of the documents set forth in Section 4.2 of the Base Lease and a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Financed Vehicles (other than Refinanced Vehicles) to be leased by such Lessee on the Lease Commencement Date (or date of the initial Vehicle Order of such Additional Lessee, as applicable)

(b)           Subsequent Leases.  In connection with each lease of a Financed Vehicle after the Lease Commencement Date, to evidence the acquisition, financing or refinancing of such Financed Vehicle by the Lessor and the conveyance of a security interest in such Financed Vehicles to the Master Collateral Agent, each Lessee shall deliver to the Lessor a Vehicle Order (including a Vehicle Acquisition Schedule) or Refinancing Schedule with respect to all Financed Vehicles to be leased by such Lessee on the date specified therein.

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Each Lessee hereby agrees that each such delivery of a Vehicle Order or Refinancing Schedule, as applicable, shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition or financing or refinancing and leasing of the Vehicles identified in such Vehicle Order or Refinancing Schedule, as applicable,  have been satisfied as of the date of such Vehicle Order or Refinancing Schedule.

5.           Maximum Vehicle Lease Term.  The maximum lease term of this Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 60 months from the Vehicle Lease Commencement Date (such lease term with respect to a Financed Vehicle, the “Maximum Vehicle Lease Term”).  On the occurrence of such latter date, the applicable Lessee shall pay to the Master Collateral Agent or the Trustee, in accordance with this Financing Lease, any amounts unpaid and owing under the Lease in respect of such Vehicle.

6.           Calculation of Rent and Monthly Supplemental Payment.  Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this paragraph 6:

“Monthly Base Rent”, with respect to each Due Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

“Monthly Finance Rent”, with respect to each Due Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of (i) an amount equal to the Net Book Value of such Financed Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment Date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Financed Vehicle by (B) the total number of days in the Related Month, plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month with respect to the Group VII Series of Notes, and (ii) the quotient obtained by dividing the Net Book Value of such Financed Vehicle as of the first day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

“Monthly Supplemental Payment” with respect to each Due Date and each Financed Vehicle shall be an amount equal to, without double counting, (a) the sum of, as applicable, (i) the aggregate amount of any Guaranteed Payment, Repurchase Payment, Disposition Proceeds and Incentive Payments received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during the Related Month with respect to such Vehicle, (ii) the amount of any unpaid Guaranteed Payment or unpaid Repurchase Payment with respect to such Vehicle becoming a delinquent Guaranteed Payment due and owing from

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a Manufacturer but unpaid for 60 days or more from the date of Auction of the related Vehicle or delinquent Repurchase Payment due and owing from a Manufacturer but unpaid for 60 days or more from the date of turnback of a Program Vehicle, as the case may be, during the Related Month, (iii) the amount of any Disposition Proceeds with respect to such Vehicle becoming delinquent Disposition Proceeds due and owing from the purchaser of or auction facility for a Non-Program Vehicle but unpaid for a period of sixty (60) days or more from the date of sale of such Vehicle during the Related Month, (iv) the amount of any unpaid Incentive Payments with respect to such Vehicle becoming delinquent Incentive Payments due and owing from a Manufacturer but unpaid for sixty (60) days or more from the date of delivery of the related Vehicle in accordance with such Manufacturer’s incentive program or such other date in accordance with such program during the Related Month, (v) if such Vehicle becomes a Casualty or ceases to be an Eligible Vehicle (other than as a result of the sale or other disposition thereof), in each case during the Related Month, the Net Book Value of such Vehicle calculated as of the earlier of the last day of such Related Month and the date such Vehicle becomes a Casualty or is disposed of, as applicable, and (vi) if such Vehicle was returned to its Manufacturer for repurchase or sold to any Person or otherwise disposed of, in each case during the Related Month, the excess, if any, of (A) the Net Book Value of such Vehicle, calculated as of the applicable Vehicle Lease Expiration Date, over (B) the sum, without duplication, of all amounts (other than Incentive Payments) paid and/or payable in respect of such Vehicle pursuant to clauses (i) – (iii) and (v) above, less (b) the excess, if any, of (i) the aggregate amount of Disposition Proceeds, Guaranteed Payments or Repurchase Payments, as applicable, from the sale or other disposition of such Vehicle received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during such Related Month over (ii) the Net Book Value of such Vehicle, calculated as of the applicable Vehicle Lease Expiration Date.

“Rent” means Monthly Base Rent plus Monthly Finance Rent.

“VFR”, for any Interest Period with respect to any Group VII Series of Notes, is an interest rate equal to the quotient, expressed as a percentage, of (i) the aggregate amount of interest (including default or penalty interest) accrued during such Interest Period with respect to all Group VII Series of Notes, divided by (ii) the average daily Aggregate Principal Balance of all such Group VII Series of Notes during such period.

7.           Payment of Rent and Other Payments.

(a)  On each Due Date:

(i)           Monthly Base Rent.  Each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Finance Lease on any day during the Related Month; provided, however, that in the event that delinquent payments of Guaranteed Payments, Repurchase Payments, Disposition Proceeds and/or Incentive Payments are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) during the Related Month,

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such payments may be netted against the Monthly Base Rents to be paid on such Due Date to the extent (but only to the extent) that Monthly Base Rent has already been received by any of such Persons in respect of such delinquent payment obligations pursuant to any or all of clauses (a)(ii), (iii) and (iv) of the definition of Monthly Supplemental Payment set forth in this Annex B;

(ii)           Monthly Finance Rent.  Each Lessee shall pay to the Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Finance Lease on any day during the Related Month.

(iii)           Monthly Supplemental Payments.  Each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under this Finance Lease on any day during the Related Month; provided, however, that in the event that the Monthly Supplemental Payment accrued during a Related Month is a negative dollar amount, such amount may be netted against other payments to be paid on such Due Date pursuant to this paragraph 7.

(b)           On the expiration of the term of this Financing Lease with respect to a Financed Vehicle, any remaining portion of the Base Amount with respect to such Vehicle, plus all other amounts payable by each Lessee under this Financing Lease with respect to such Vehicle shall be immediately due and payable.

(c)           Each Lessee may from time to time prepay the applicable portion of the Base Amount of this Financing Lease with respect to a Financed Vehicle, in whole or in part, on any date, provided, that such Lessee shall give the Lessor and the Trustee not less than one (1) Business Day’s prior notice of any prepayment, specifying the date and amount of such prepayment, and the Financed Vehicles to which such prepayment relates.

8.           Risk of Loss Borne by Lessees.  Upon delivery of each Financed Vehicle to a Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to such Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

9.           Lessee’s Rights to Purchase Manufacturer Receivables.  In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Financed Vehicle which was leased by such Lessee under this Financing Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee.  Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Manufacturer Receivable to be transferred to the Lessee, and

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the lien of the Master Collateral Agent in such Manufacturer Receivable will automatically be released concurrently with or promptly after the purchase price for such Manufacturer Receivable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts with respect to the related Vehicle) is paid by the Lessee to the Master Collateral Agent or the Trustee.

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Schedule 1

Litigation Claims

None, other than those set forth in (i) Dollar Thrifty Automotive Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, or (ii) any other filings made by Dollar Thrifty Automotive Group, Inc. with the Securities and Exchange Commission on or prior to the date hereof in respect of the period since December 31, 2009.

Schedule 2

[Reserved]

Schedule 3

Business Locations

Legal Name and Trade Name	Chief Executive Office Business Location	State of Principal Place of Business	States in which it Conducts Business or Maintains Records
DTG OPERATIONS: Legal Name: DTG Operations, Inc. Trade Names: DTG Operations Dollar Dollar Rent A Car Thrifty Thrifty Car Rental	5330 East 31st Street Tulsa, OK 74135	Oklahoma	Each of the 50 States from time to time
DTAG: Legal Name: Dollar Thrifty Automotive Group, Inc. Trade Names: Dollar Dollar Rent A Car Thrifty Thrifty Car Rental	5330 East 31st Street Tulsa, OK 74135	Oklahoma	Oklahoma and Florida

Schedule 4

Liens

NONE

ATTACHMENT A-1

Refinancing Schedule

Information on Refinanced Vehicles and Eligible Receivables

Refinanced Vehicles

1           Vehicle Group Number (Vehicle Model)
2           Vehicle Identification Number (last eight digits) (VIN)
3           Vehicle Lease Commencement Date
4           Capitalized Cost
5           Monthly Base Rent
6           Garaging State
7           Designated Period
8           Lienholder
9           Amount to pay off existing indebtedness

Eligible Receivables

1           identity of obligor
2           amount of receivable
3           date of origination of receivable
4	vehicle identification number (VIN) of vehicles to which receivable relates
(grouped by obligor)

Statement by Lessee
The conditions precedent to leasing of the Refinanced Vehicles and financing of the Eligible Receivables under this Lease have been met.

Date of Information and Statement:  [___________]

ATTACHMENT A-2

Vehicle Acquisition Schedule

None.

ATTACHMENT B

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Rental Car Finance Corp., an Oklahoma corporation, does hereby make, constitute and appoint _______________ its true and lawful Attorney(s)-in-Fact for it and in its name, stead and behalf, to execute any and all documents pertaining to the titling of motor vehicles in the name of Rental Car Finance Corp., the noting of the lien of Deutsche Bank Trust Company Americas, a New York banking corporation, as Master Collateral Agent, as the first lienholder on certificates of title, the licensing and registration of motor vehicles and the transfer of title of motor vehicles.  This power is limited to the foregoing and specifically does not authorize the creation of any other liens or encumbrances on any of said motor vehicles, other than Permitted Liens (as defined in Schedule 1 to the Amended and Restated Base Indenture, dated as of February 14, 2007, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (as such agreement may be further amended, amended and restated, supplemented or modified from time to time in accordance with its terms)).

The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease seven years from the date of execution as set forth below.

IN WITNESS WHEREOF, Rental Car Finance Corp. has caused this instrument to be executed on its behalf by its _____________ this ____ day of ________, 20__.

RENTAL CAR FINANCE CORP.

By:___________________________________

Name:______________________________

Title:_______________________________

State of ___________________                                                      )
) ss.:
County of _________________                                                      )

Subscribed and sworn before me, a notary public, in and for said county and state, this ____ day of ___________, 20__.

_________________
Notary Public

My Commission Expires: __________

ATTACHMENT C

FORM OF CERTIFICATION OF TRADE OR BUSINESS USE

The undersigned, ___________ of Rental Car Finance Corp., an Oklahoma corporation, hereby warrants and certifies, under penalties of perjury, that (1) each Lessee intends to use the Acquired Vehicles in a trade or business of each Lessee, and (2) each Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

Defined terms otherwise not defined herein shall have the meanings assigned to such terms in Schedule 1 to the Amended and Restated Base Indenture, dated as of February 14, 2007, between Rental Car Finance Corp., as Issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (as such agreement may be further amended, supplemented or modified from time to time in accordance with its terms).

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ____ day of __________, 20__.

RENTAL CAR FINANCE CORP.

By:____________________________________

Name:______________________________

Title:_______________________________

ATTACHMENT D

FORM OF AFFILIATE JOINDER IN LEASE

THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of _______________ ____, 20__, by ______________, a ____________________________ (“Joining Party”), and delivered to Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), as lessor pursuant to the Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of October 28, 2010 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among RCFC, as Lessor, DTG Operations, Inc., an Oklahoma corporation, as Lessee and Servicer, and those Subsidiaries of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), and other Permitted Lessees (as defined therein), from time to time becoming Lessees thereunder (individually, a “Lessee” and, collectively, the “Lessees”), and DTAG, as Guarantor.  Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.

R E C I T A L S:

WHEREAS, the Joining Party is a Permitted Lessee; and

WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.

NOW, THEREFORE, the Joining Party agrees as follows:

A G R E E M E N T:

1.  The Joining Party hereby represents and warrants to and in favor of RCFC and the Trustee that (i) the Joining Party is a [direct or indirect Subsidiary of DTAG][direct or indirect Subsidiary of][Permitted Change in Control Counterparty], (ii) all of the conditions required to be satisfied pursuant to Section 28 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 23 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.

2.  From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a “Lessee” under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.

3.  By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease.  By its execution and delivery of this Joinder, RCFC acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

[Name of Joining Party]

By:________________________________

Name:___________________________

Title:____________________________

Address: ____________________________

Attention: ___________________________

Telephone: __________________________

Facsimile: ___________________________

Accepted and Acknowledged by:

RENTAL CAR  FINANCE CORP.

By:________________________________
Name:__________________________
Title:___________________________

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ATTACHMENT E

Form of Annual Certificate

The undersigned, ________________ of DTG Operations, Inc. (the “Lessee”), does hereby certify that as of the date hereof:

1.           A review of the activities of the Lessee during the preceding fiscal year (or during the initial period from the initial Closing Date until April 15, 2011) and of its performance under the Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of October 28, 2010, among Dollar Thrifty Automotive Group, Inc., Rental Car Finance Corp. (the “Lessor”) and DTG Operations, Inc. (the “Agreement”), and the other Related Documents with respect to the Group VII Series of Notes to which the Lessee is a party has been made under the supervision of the undersigned,

2.           To the best of my knowledge, based on such review, [no event, has occurred, which, with the giving of notice or passage of time or both, would constitute a Lease Event of Default or Amortization Event.  The Lessee has fully performed all its obligations under this Agreement and such other Related Documents throughout such year.]  [If there has occurred such event or a Lease Event of Default or Amortization Event, specifying each such event known to the undersigned and the nature and status thereof.]

3.           All necessary Uniform Commercial Code continuation statements and other Uniform Commercial Code filings have been completed (including, without limitation, any “precautionary filings” made by the Lessees in favor of the Lessor), all necessary Assignment Agreements have been executed and delivered pursuant to Section 2.1 of the Master Collateral Agency Agreement, and all other actions, if any, required to maintain the perfected first priority security interest of the Trustee or the Master Collateral Agent on behalf of the Trustee in the Collateral and in the Master Collateral have been taken and the Trustee or the Master Collateral Agent, as applicable, continues to have a perfected security interest in the Collateral and Master Collateral (an opinion of _______________, counsel to the Lessee, is attached as Exhibit A to this effect).

All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or, if not defined therein, in the Definitions List, attached as Schedule 1 to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Base Indenture”), between the Lessor and Deutsche Bank Trust Company Americas, as trustee, as in effect on the date hereof and as such Schedule 1 may be amended, supplemented or modified from time to time in accordance with the terms of the Base Indenture.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as an officer of DTG Operations, Inc. as of the ___________ day of _________, 20__.

By:____________________________________

Name:_________________________________

Title:__________________________________

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